Exhibit 10.11

***Certain identified information has been omitted from this exhibit because it is both (i) not material and (ii) of the type that the Registrant treats as private or confidential. Such omitted information is indicated by brackets (“[***]”) in this exhibit.***

Confidential

COLLABORATION AND LICENSE AGREEMENT

BY AND BETWEEN

TERRAY THERAPEUTICS, INC.

AND

ODYSSEY THERAPEUTICS, INC.

Dated September 11, 2024

-i-

ARTICLE 7 REGULATORY AFFAIRS		37

7.1	Regulatory Responsibilities	37

7.2	Regulatory Cooperation	37

7.3	Regulatory Involvement and Regulatory Authority Interactions	37

7.4	Regulatory Costs	37

ARTICLE 8 COMMERCIALIZATION		38

8.1	Effectiveness	38

8.2	Overview of Commercialization Activities; Diligence Obligations	38

8.3	Commercialization Plan	38

8.4	Commercialization Reports	40

ARTICLE 9 MANUFACTURING AND SUPPLY		40

9.1	Manufacturing Responsibilities	40

9.2	Manufacturing Technology Transfer	40

ARTICLE 10 OUT-LICENSING TRANSACTIONS		40

10.1	Out-Licensing Transactions	40

10.2	Out-Licensing Criteria	40

10.3	Restriction on Encumbering IP	41

10.4	Responsibility; Cooperation	41

10.5	Notice of Potential Transaction	41

10.6	Out-Licensing Costs and Income	41

ARTICLE 11 OPT-OUT RIGHTS		42

11.1	Right to Opt-Out	42

11.2	Effects of Opt-Out	44

11.3	Re-Opt-In Right	46

ARTICLE 12 PAYMENTS		47

12.1	Collaboration Profit and Loss Sharing	47

12.2	Payments Following Opt-Out	49

12.3	Continuing Party Cost Reimbursement	51

12.4	Other Payments	51

12.5	Records and Audits	51

12.6	Currency of Payment	52

12.7	Late Fees	53

12.8	No Refunds; Offsets	53

12.9	Taxes	53

-ii-

ARTICLE 13 INTELLECTUAL PROPERTY		53

13.1	Inventions	53

13.2	Patent Prosecution	54

13.3	Patent Enforcement	55

13.4	Defense of Claims	57

ARTICLE 14 CONFIDENTIALITY		58

14.1	Confidential Information	58

14.2	No Use of Name	61

14.3	Publications and Presentations	61

ARTICLE 15 REPRESENTATIONS, WARRANTIES, AND COVENANTS		61

15.1	Mutual Representations and Warranties	61

15.2	Additional Representations of Terray as of the Effective Date	62

15.3	Additional Representations of Odyssey as of the Effective Date	63

15.4	Mutual Covenants	64

15.5	Warranty Disclaimer	65

ARTICLE 16 INDEMNIFICATION; LIMITED LIABILITY; INSURANCE		65

16.1	Indemnification of Terray by Odyssey	65

16.2	Indemnification of Odyssey by Terray	66

16.3	Conditions to Indemnification	66

16.4	Shared Losses	67

16.5	Limitation on Consequential Damages	67

16.6	Insurance Obligations	67

ARTICLE 17 TERM AND TERMINATION		68

17.1	Term	68

17.2	Termination	68

17.3	Effects of Termination	70

17.4	Surviving Provisions	73

ARTICLE 18 MISCELLANEOUS		74

18.1	Dispute Resolution	74

18.2	Expedited Dispute Resolution	75

18.3	Baseball Arbitration	75

18.4	Designation of Affiliates	76

18.5	Injunctive Relief	77

-iii-

18.6	Governing Law	77

18.7	Cumulative Remedies	77

18.8	Notices	77

18.9	Amendment; Waiver	78

18.10	Assignment and Successors	78

18.11	Independent Contractors	78

18.12	Third Party Beneficiary	79

18.13	Force Majeure	79

18.14	Interpretation	79

18.15	Integration	79

18.16	Severability	80

18.17	Further Assurances	80

18.18	Counterparts	80

SCHEDULES

Schedule 1.31 Collaboration Profit and Loss

Schedule 1.115 Other Opt-Out Profit and Loss

Schedule 1.182 Terray Platform

Schedule 3.2.2 Initial Research Plan and Research Budget

Schedule 12.2.1 Out-Licensing Net Proceeds Sharing

Schedule 12.2.4 Opt-Out Royalty

Schedule 18.1.2 Arbitration Procedure

-iv-

COLLABORATION AND LICENSE AGREEMENT

This COLLABORATION AND LICENSE AGREEMENT (this “Agreement”) is entered into this 11th day of September, 2024 (the “Effective Date”), by and between Terray Therapeutics, Inc., a corporation organized under the laws of Delaware having its principal offices at 750 Royal Oaks Drive, Suite 100, Monrovia, CA 91016 (“Terray”), and Odyssey Therapeutics, Inc., a corporation organized under the laws of Delaware, having its principal offices at 51 Sleeper Street, Boston, MA 02210 (“Odyssey”). Terray and Odyssey are sometimes referred to herein individually as a “Party” and collectively as the “Parties.”

RECITALS

WHEREAS, Terray possesses a proprietary artificial intelligence-enabled drug discovery and development platform and Know-How.

WHEREAS, Odyssey possesses expertise in discovering and developing human therapeutics, including through the use of artificial intelligence/machine learning drug discovery; and

WHEREAS the Parties desire to collaborate to discover, develop and commercialize or out-license products directed to IRF5 under a profit and loss share arrangement, subject to rights of a Party to opt-out.

NOW THEREFORE, the Parties agree as follows:

ARTICLE 1

DEFINITIONS

The following terms, whether used in the singular or plural, will have the following meanings:

1.1

“Active Ingredient” means any material that provides pharmacological activity to treat, ameliorate or prevent a disease or condition in a pharmaceutical product (excluding formulation components such as coatings, stabilizers, excipients or solvents, adjuvants or controlled release technologies).

1.2	“Additional Unbudgeted Expenses” means with respect to a period of time, the total sum of [***] in each case, for such period.

1.3

“Affiliate” means, with respect to any Person, any Person controlling, controlled by or under common control with such Person. For purposes of this Section 1.3 (Affiliate), the term “control” (including, with correlative meaning, the terms “controlled by” and “under common control with”), means the possession, directly or indirectly, of more than 50% of the voting stock or other ownership interest of such Person, or the possession, directly or indirectly, of the power to direct or cause the direction of the affairs or management and policies of such Person or the power to elect or appoint more than 50% of the members of the governing body of such Person.

1.4	“Alliance Manager” has the meaning set forth in Section 5.7 (Alliance Managers).

1.5	“Allowable Overruns” means, [***].

1.6

“Applicable Law” means any applicable federal, state, local, municipal, foreign, or other law, statute, legislation, principle of common law, ordinance, code, rule, regulation, or other pronouncement issued, enacted, adopted, passed, approved, promulgated, made, implemented, or otherwise put into effect by or under the authority of any Governmental Authority, including the applicable regulations and guidance of the FDA and European Union (and national implementations thereof) that constitute cGLP practices, cGMP practices, and cGCP practices (and, if and as appropriate under the circumstances, International Conference on Harmonization (ICH) guidance or other comparable regulation and guidance of any applicable Governmental Authority).

1.7	“Audited Party” has the meaning set forth in Section 12.5.1 (Books and Records).

1.8	“Auditing Party” has the meaning set forth in Section 12.5.1 (Books and Records).

1.9	“Auditor” has the meaning set forth in Section 12.5.1 (Books and Records).

1.10

“Background IP” means any Know-How or Patent Rights which (a) are Controlled by a Party or its Affiliates before the Effective Date or (b) which come into a Party’s or its Affiliate’s Control during the Term but outside the scope of this Agreement, in each case ((a) and (b)), excluding, [***].

1.11	“Bankrupt Party” has the meaning set forth in Section 17.2.3 (Termination for Bankruptcy).

1.12	“Baseball Arbitration Matter” has the meaning set forth in Section 18.3 (Baseball Arbitration).

1.13

“Business Day” means a day that is not a Saturday, Sunday, or a day on which banking institutions in Boston, Massachusetts or Los Angeles, California are authorized or required by Applicable Law to remain closed.

1.14

“Calendar Quarter” means each period of three consecutive calendar months ending on March 31, June 30, September 30, or December 31, except that the first Calendar Quarter of the Term will commence on the Effective Date, and the last Calendar Quarter of the Term will end on the effective date of the termination or expiration of this Agreement.

1.15

“Calendar Year” means each period of 12 consecutive calendar months commencing on January 1 and ending on December 31, except that the first Calendar Year of the Term will commence on the Effective Date, and the last Calendar Year of the Term will end on the effective date of the termination or expiration of this Agreement.

1.16	“CDA” has the meaning set forth in Section 1.40 (Confidential Information).

1.17

“cGCP” means the then-current ethical, scientific, and quality standards as required by FDA for designing, conducting, recording, and reporting trials that involve the participation of human subjects, as set forth in FDA regulations in 21 C.F.R. Parts 11, 50, 54, 56, and 312 and related FDA guidance documents, and by the International Conference on Harmonization E6: Good Clinical Practices Consolidated Guideline, or as otherwise required by Applicable Law.

1.18

“cGLP” means the then-current good laboratory practice as required by the FDA under 21 C.F.R. Part 58 and all applicable FDA rules, regulations, orders, and guidances, and the requirements with respect to current good laboratory practices prescribed by the European Community, the OECD (Organization for Economic Cooperation and Development Council) and the ICH Guidelines, or as otherwise required by Applicable Law.

1.19

“cGMP” means the then-current good manufacturing practices as required by the FDA under provisions of 21 C.F.R. Parts 210 and 211 and all applicable FDA rules, regulations, orders, and guidances, and the requirements with respect to current good manufacturing practices prescribed by the European Community under provisions of “The Rules Governing Medicinal Products in the European Community, Volume 4, Good Manufacturing Practices, Annex 13, Manufacture of Investigational Medicinal Products, July 2003,” or as otherwise required by Applicable Law.

1.20

“Change of Control” means, with respect to a Party, (a) a merger, reorganization, combination, or consolidation of such Party with a Third Party that results in the holders of beneficial ownership of the voting securities or other voting interests of such Party (or, if applicable, the ultimate parent of such Party) immediately prior to such merger, reorganization, combination, or consolidation ceasing to hold beneficial ownership of more than 50% of the combined voting power of the surviving entity or the ultimate parent of the surviving entity immediately after such merger, reorganization, combination or consolidation, (b) a transaction or series of related transactions in which a Third Party, together with its Affiliates, becomes the beneficial owner of 50% or more of the combined voting power of the outstanding securities or other voting interest of such Party, or (c) the sale, exchange, contribution, or other transfer (in one transaction or a series of related transactions) to a Third Party of all or substantially all of such Party’s assets. Notwithstanding the foregoing clauses (a) or (b), a bona fide private equity financing of a Party or a registered underwritten initial public equity offering or public direct listing of equity interests of a Party shall not constitute a Change of Control.

1.21	“Claim” has the meaning set forth in Section 18.1.1 (Escalation).

1.22

“Clinical Trial” means any clinical trial in humans designed to generate data in support or maintenance of an IND or MAA, or other similar marketing application, including all Phase 1 Clinical Trials, Phase 2 Clinical Trials, Phase 2b Clinical Trials, Phase 3 Clinical Trials, Registrational Trials, or Post Approval Clinical Trials.

1.23

“Collaboration Compound” means a compound that (a) (i) is Controlled by a Party or its Affiliates on the Effective Date and is the subject of and researched or developed in the performance of the Research Activities, or (ii) is first Controlled by a Party after the Effective Date and was identified, developed, or generated by such Party in the performance of its Research Activities, and (b) satisfies the Inclusion Criteria.

1.24

“Collaboration Compound Know-How” means all Know-How, whether (a) Controlled by a Party or its Affiliates prior to the Effective Date or which comes into a Party’s or its Affiliate’s Control during the Term but outside the scope of this Agreement, or (b) developed, invented, or otherwise arising during the Term in the performance of activities under the Research Plan, Development Plan or Commercialization Plan by or on behalf of one or both Parties or its or their Affiliates, licensees (other than Third Party Out-Licensees) or Sublicensees under this Agreement, in each case ((a) and (b)), with respect to the Collaboration Compounds; provided that, the Collaboration Compound Know-How shall not include [***].

1.25	“Collaboration Compound Patent Rights” means all Patent Rights Controlled by one or both Parties that Cover the Collaboration Compound Know-How.

1.26	“Collaboration Compound Technology” means Collaboration Compound Know-How and Collaboration Compound Patent Rights.

1.27	“Collaboration In-License” means any Potential In-License that an In-Licensing Party enters into in accordance with Section 4.7.2(b) (Negotiation of Potential In-License).

1.28

“Collaboration Know-How” means any Know-How developed, invented, or otherwise arising during the Term in the performance of activities under the Research Plan, Development Plan or Commercialization Plan by or on behalf of one or both Parties or its or their Affiliates, licensees (other than Third Party Out-Licensees) or Sublicensees under this Agreement.

1.29	“Collaboration Patent Right” means any Patent Right that (a) Covers any Collaboration Know-How and (b) has a priority date after the Effective Date.

1.30	“Collaboration Profit” and “Collaboration Losses” has the meaning set forth in Schedule 1.31 (Collaboration Profit and Loss), as may be amended by the JSC from time to time.

1.31	“Combination Product” has the meaning set forth is Section 1.99 (Net Sales).

1.32

“Commercialization” means, with respect to a product, any and all activities directed to the marketing, advertising, promotion, medical affairs, branding, distribution, pricing, reimbursement, import, export, offering for sale, having sold, booking of sales, patient access activities, payer market access strategy, and sale of such product, pre-launch activities to prepare a market for potential sales and interacting with Regulatory Authorities regarding any of the foregoing, including seeking and maintaining any required Pricing Approval, but excluding any activities directed to Manufacturing or Development. “Commercialize,” “Commercializing,” and “Commercialized” will be construed accordingly.

1.33	“Commercialization Approval” has the meaning set forth in Section 8.1 (Effectiveness).

1.34	“Commercialization Budget” has the meaning set forth in Section 8.3.3 (Commercialization Costs; Commercialization Budget).

1.35	“Commercialization Plan” has the meaning set forth in Section 8.3.1 (Content of Commercialization Plan).

1.36

“Commercially Reasonable Efforts” means, with respect to the efforts to be expended by a Party or its Affiliates with respect to any objective or activity under this Agreement by a Party, those efforts and resources, [***].

1.37	“Competing Activities” has the meaning set forth in Section 4.8.1 (Covenant).

1.38	“Competitive Infringement” has the meaning set forth in Section 13.3.1 (Notification).

1.39

“Completion” means, with respect to a Clinical Trial, the point in time at which database lock for such trial has occurred and, if such trial has a statistical analysis plan, the point in time at which the primary endpoint and key safety data (including tables, listings and figures generated based on that database lock) under the statistical analysis plan for such trial are available.

1.40

“Confidential Information” means (a) any and all confidential or proprietary information and data, including scientific, pre clinical, clinical, regulatory, manufacturing, marketing, financial and commercial information or data, unpublished patent applications, and information related thereto and set forth therein, in each case, that is or has been provided by or on behalf of one Party (the “Disclosing Party” with respect to such information) to the other Party (the “Receiving Party” with respect to such information) in connection with this Agreement or any related negotiations, discussions, or diligence, whether communicated in writing or orally or by any other method, (b) the terms of this Agreement, and (c) all information disclosed by a Party under that certain Mutual Nondisclosure Agreement between the Parties dated [***] (as amended, the “CDA”), which information will be deemed the Confidential Information of the disclosing Party for purposes of this Agreement.

1.41	“Continuation Notice” has the meaning set forth in Section 11.1.2 (Deemed Opt-Out).

1.42	“Continuing Party” has the meaning set forth is Section 11.1 (Right to Opt-Out).

1.43

“Control” or “Controlled” means the possession by a Party (whether by ownership, license, or otherwise other than pursuant to this Agreement) of, (a) with respect to any materials or other tangible Know-How, the legal authority or right to physical possession of such materials or tangible Know-How, with the right to provide such materials or tangible Know-How to the other Party on the terms set forth herein, (b) with respect to Patent Rights, Regulatory Approvals, Regulatory Submissions, intangible Know-How, or other intellectual property, the legal authority or right to grant a license, sublicense, access, or right to use (as applicable) to the other Party under such Patent Rights, Regulatory Approvals, Regulatory Submissions, intangible Know-How, or other intellectual property on the terms set forth herein, in each case ((a) and (b)), without breaching, or otherwise violating the terms of any arrangement or agreement with a Third Party (including any Collaboration In-License) in existence as of the time such Party or its Affiliates would first be required hereunder to grant the other Party such access, right to use, license, or sublicense or incurring any additional payment obligations to a Third Party as a result of such access, right to use, license, or sublicense. Notwithstanding the foregoing, a Party and its Affiliates will not be deemed to “Control” any of the foregoing (a) or (b) that, prior to or after the consummation of a Change of Control of such Party, is owned or in-licensed by a Third Party that becomes an Affiliate of such acquired Party (or that merges or consolidates with such Party) after the Effective Date as a result of such Change of Control unless and to the extent (i) immediately prior to the consummation of such Change of Control, such acquired Party or any of its Affiliates also

Controlled such Patent Rights, Regulatory Approvals, Regulatory Submissions, Know-How, or other intellectual property owned or in-licensed by such Third Party, (ii) any such Patent Rights, Regulatory Approvals, Regulatory Submissions, Know-How, or other intellectual property owned or in-licensed by such Third Party was or is generated by employees or consultants of such Third Party in the performance of Development, Manufacturing or Commercialization activities with respect to Licensed Compounds or Licensed Products under this Agreement or (iii) the Patent Rights, Regulatory Approvals, Regulatory Submissions, Know-How, or other intellectual property owned or in-licensed by such Third Party were not used in the performance of Development, Manufacturing or Commercialization activities with respect to Licensed Compounds or Licensed Products under this Agreement prior to the consummation of such Change of Control, but after the consummation of such Change of Control, such acquired Party or any of its Affiliates uses any such Patent Rights, Regulatory Approvals, Regulatory Submissions, Know-How, or other intellectual property (excluding Know-How within any of the foregoing that is in the public domain) in the performance of Development, Manufacturing or Commercialization activities with respect to Licensed Compounds or Licensed Products under this Agreement.

1.44

“Cover,” “Covers,” or “Covered” means, with respect to a Licensed Product, Know-How or other subject matter at issue, that in the absence of ownership of or a license granted under a particular Valid Claim, the Manufacture, use, sale, offer for sale, or importation of such Licensed Product, any invention included in such Know-How or other subject matter by a Person would infringe such Valid Claim or, in the case of a claim that has not yet issued, would infringe such claim if it were to issue without modification and become a Valid Claim.

1.45

“DC Criteria” means the criteria used to determine whether a Collaboration Compound is suitable for IND-enabling studies, as amended by the JSC from time to time. The DC Criteria as of the Effective Date are set forth in the initial Research Plan.

1.46	“DC Data Package” has the meaning set forth in Section 3.3.2 (DC Data Package).

1.47	“DC Data Package Requirements” has the meaning set forth in Section 3.2.1 (Content of Research Plan).

1.48

“DC Identification Date” means the earliest date that (a) the JSC determines that one or more Collaboration Compounds satisfies the DC Criteria, or (b) the JSC otherwise designates a Collaboration Compound as a Development Candidate, in each case, as set forth in Section 3.3.3 (Development Candidate Identification).

1.49

“Development” means, with respect to any compound or product, any and all internal and external research, development, and regulatory activities regarding such compound or product, including (a) research, process development, non-clinical testing, toxicology, non-clinical activities, GLP toxicology studies, and Clinical Trials, and (b) preparation, submission, review, and development of data or information for the purpose of submission to a Regulatory Authority to obtain authorization to conduct Clinical Trials and to obtain, support, or maintain Regulatory Approval of such product, but excluding any activities directed to Manufacturing or Commercialization. Development will include research, development, and regulatory activities for additional presentations or indications for a compound or product after receipt of Regulatory Approval of the applicable product, including Clinical Trials initiated following receipt of Regulatory Approval or any Clinical Trial to be conducted after receipt of Regulatory Approval that was mandated by the applicable Regulatory Authority as a condition of such Regulatory Approval with respect to an approved indication (such as post-marketing approval studies and observational studies, if required by any Regulatory Authority in any country in the Territory to support or maintain Regulatory Approval for a product in such country) (each such Clinical Trial, a “Post Approval Clinical Trial”). “Develop,” “Developing,” and “Developed” will be construed accordingly.

1.50	“Development Budget” has the meaning set forth in Section 6.3.3 (Development Costs; Development Budget).

1.51

“Development Candidate” means a Collaboration Compound that (a) has been determined by the JSC to satisfy the DC Criteria in accordance with Section 3.3.3(a) (Development Candidate Identification), or (b) that the JSC has otherwise designated a Development Candidate in accordance with Section 3.3.3(b) (Development Candidate Identification).

1.52	“Development Plan” has the meaning set forth in Section 6.3.1 (Content of Development Plan).

1.53	“Disclosing Party” has the meaning set forth in Section 1.40 (Confidential Information).

1.54	“Effective Date” has the meaning set forth in the Preamble.

1.55	“EMA” means the European Medicines Agency or any successor agency thereto.

1.56	“European Union” or “EU” means (a) all countries or territories that are officially part of the European Union, as constituted from time to time, and (b) the United Kingdom.

1.57	“Executive Officer” has the meaning set forth in Section 18.1.1 (Escalation).

1.58	“Expert” has the meaning set forth in Section 18.3.3 (Designation of Expert).

1.59

“Exploit” means to make, have made, use, sell, offer for sale, have sold, import, Develop, Manufacture, Commercialize, or otherwise exploit. “Exploitation” and “Exploiting” will be construed accordingly.

1.60

“FD&C Act” means the United States Federal Food, Drug and Cosmetic Act, as amended from time-to-time, together with any rules, regulations, and requirements promulgated thereunder (including all additions, supplements, extensions, and modifications thereto).

1.61	“FDA” means the United States Food and Drug Administration and any successor agency or authority thereto.

1.62	“Field” means all diagnostic, prophylactic and therapeutic uses.

1.63

“First Commercial Sale” means, on a Licensed Product-by-Licensed Product and country-by-country basis, the date of the first sale of a Licensed Product to a Third Party for end use or consumption following receipt of any required Regulatory Approval and Pricing Approval for such Licensed Product in the country in which such Licensed Product is sold, excluding any named patient sales or any sale or other distribution at cost or less than cost for use in any Clinical Trial, for bona fide charitable purposes, test marketing program, or for compassionate use.

1.64	“Force Majeure” has the meaning set forth in Section 18.13 (Force Majeure).

1.65

“FTE” means the equivalent of a full-time individual’s work, performed by one or more individuals, at [***] hours per year for a 12 month period, performing activities pursuant to this Agreement. For clarity, indirect personnel (including support functions such as managerial, financial, legal, or business development) will not constitute FTEs. In the case that any full-time personnel of a Party works partially on work pursuant to this Agreement and partially on other work in a given time period, then the full-time equivalent to be attributed to such individual’s work hereunder will be calculated based upon (a) the percentage of such individual’s total work time in such time period that such individual spent working under this Agreement and (b) the percentage of a 12 month period that such time period equals.

1.66

“FTE Costs” means, with respect to a period and an activity under this Agreement, the FTE Rate times the number of FTEs, or portion thereof, actually utilized in performing such activity during such period.

1.67

“FTE Rate” means the rate of [***] per FTE per Calendar Year, which rate will be prorated on a daily basis as necessary, and which rate is subject to annual increase each Calendar Year during the Term by the percentage increase in the CPI as of December 31 of each Calendar Year, over the level of the CPI as of December 31 of the prior Calendar Year, with the first such increases to be effective on January 1, 2025. For the avoidance of doubt, such FTE Rate will be the fully-burdened rate and is intended to cover the cost of salaries, benefits, infrastructure costs, travel, general laboratory or office supplies, postage, insurance, and all other general expenses and overhead items, as applicable. Notwithstanding the foregoing, for any Calendar Year during the Term that is less than a full year, the above referenced rates will be proportionately reduced to reflect such portion of such full Calendar Year.

1.68	“Further Development Approval” has the meaning set forth in Section 6.1 (Effectiveness).

1.69	“GAAP” means accounting principles generally accepted in the United States of America, as in effect from time to time, consistently applied.

1.70	[***]

1.71	[***]

1.72

“Governmental Authority” means any federal, state, national, provincial, or local government, or political subdivision thereof, or any multinational organization or any authority, agency, or commission entitled to exercise any administrative, executive, judicial, legislative, police, regulatory or taxing authority or power, or any court or tribunal (or any department, bureau or division thereof, or any governmental arbitrator or arbitral body). Governmental Authorities include all Regulatory Authorities.

1.73	“Gross Sales” has the meaning set forth in Section 1.99 (Net Sales).

1.74	“Identified Rights” has the meaning set forth in Section 4.7.2(a) (Identification of Potential In-Licenses).

1.75	“Inclusion Criteria” means, [***].

1.76

“IND” means an investigational new drug application filed with the FDA with respect to a Licensed Product, or equivalent application filed with the Regulatory Authority of a country in the Territory other than the U.S. (such as an application for a Clinical Trial authorization in the EU).

1.77

“IND Acceptance” means, with respect to an IND in the U.S., the earlier of (a) receipt of a written confirmation from the FDA that Clinical Trials may proceed under such IND, or (b) expiration of the applicable waiting period after which Clinical Trials may proceed under such IND.

1.78	“Indemnitee” has the meaning set forth in Section 16.3 (Conditions to Indemnification).

1.79	[***]

1.80	“Infringement” has the meaning set forth in Section 13.3.1 (Notification).

1.81	“Infringement Action” has the meaning set forth in Section 13.3.2(a) (Competitive Infringements).

1.82	“Initiation” means, with respect to any Clinical Trial, the date of the first dosing of the first patient in such Clinical Trial.

1.83	“Interest Rate” has the meaning set forth in Section 12.7 (Late Fees).

1.84	“In-Licensing Party” has the meaning set forth in Section 4.7.2(a) (Potential In-Licenses).

1.85	“IRF5” means Interferon regulatory factor 5.

1.86	“Joint Collaboration Know-How” means [***].

1.87	“Joint Collaboration Patent Rights” means [***].

1.88	“Joint Collaboration Technology” means the Joint Collaboration Know-How and the Joint Collaboration Patent Rights.

1.89	“JSC” has the meaning set forth in Section 5.1.1 (Formation and Purpose of the JSC).

1.90

“Know-How” means all know-how, trade secrets, results, data (including pharmacological, medicinal chemistry, biological, chemical, biochemical, toxicological and preclinical and clinical data, analytical and quality control data, stability data, studies, and procedures), inventions, processes, techniques, procedures, compositions, devices, practices, methods, specifications, algorithms, formulations, formulas, protocols, Materials, and information (including confidential information), in all cases, whether or not patentable.

1.91	“Launch Window” means, for a Licensed Product in [***], the time period commencing [***] and expiring [***].

1.92	“Licensed Compound” means any Collaboration Compound, together with any other compound that meets the Inclusion Criteria that is [***].

1.93	“Licensed Product” means any product containing a Licensed Compound, alone or in combination with one or more other Active Ingredients, and in any formulation, dosage strength, or method of delivery.

1.94	“Losses” has the meaning set forth in Section 16.1 (Indemnification by Terray).

1.95

“MAA” means any new drug application or other marketing authorization application, in each case, filed with the applicable Regulatory Authority in a country or other regulatory jurisdiction (and all supplements and amendments thereto), which application is required to commercially market or sell a pharmaceutical or biologic product in such country or jurisdiction, including (a) all New Drug Applications submitted to the FDA in the United States in accordance with the FD&C Act with respect to a pharmaceutical product, (b) all MAAs submitted to (i) the EMA under the centralized EMA filing procedure in the EU or (ii) a Regulatory Authority in any EU country if the centralized EMA filing procedure is not used to gain Regulatory Approval in such country, (c) all New Drug Applications submitted to the Pharmaceuticals and Medical Devices Agency in Japan, or (d) any analogous application or submission with any Regulatory Authority in any other country or regulatory jurisdiction.

1.96

“Manufacture” means with respect to any product, any and all activities directed to manufacturing, processing, packaging, labeling, filling, finishing, assembly, quality assurance, quality control, testing and release, shipping, supply, or storage of such product (or any components or process steps involving such product or any companion diagnostic), placebo, or comparator agent, as the case may be, including qualification, validation, and scale-up, pre-clinical, clinical, and commercial manufacture and analytic development, product characterization, and stability testing, but excluding any activities directed to Development or Commercialization. “Manufacturing” and “Manufactured” will be construed accordingly.

1.97	“Materials” means any tangible compositions of matter, articles of manufacture, assays, chemical, biological or physical materials, or other similar materials.

1.98

“Necessary Third Party Agreements” means any agreement entered into by and between a Party or any of its Affiliates or its Sublicensees, on the one hand, and one or more Third Parties, on the other hand, that is solely related to Developing, Manufacturing, Commercializing, or otherwise Exploiting (with or through any Third Party) any Licensed Compounds or Licensed Products in the Territory.

1.99	“Net Sales” means [***]:

1.99.1	[***]

1.99.2	[***]

1.99.3	[***]

1.99.4	[***]

1.99.5	[***]

1.99.6	[***]

[***]

If a Licensed Product includes, or is sold in combination with, another Active Ingredient that is not a Licensed Compound (“Combination Product”), then Net Sales, on a country-by-country basis, for the purposes of determining royalty payments on such Combination Product, will be calculated using one of the following alternative methods:

(1) [***]

(2) [***]

(3) in the event that a particular Combination Product is not addressed by the foregoing, [***].

1.100	“Non-Bankrupt Party” has the meaning set forth in Section 17.2.3 (Termination for Bankruptcy).

1.101	“Non-Withholding Party” has the meaning set forth in Section 12.9 (Withholding Taxes).

1.102	“Odyssey” has the meaning set forth in the Preamble.

1.103	“Odyssey Collaboration Know-How” means [***].

1.104	“Odyssey Collaboration Patent Rights” means [***].

1.105	“Odyssey Collaboration Technology” means the Odyssey Collaboration Know-How and Odyssey Collaboration Patent Rights.

1.106	“Odyssey Indemnitees” has the meaning set forth in Section 16.2 (Indemnification of Odyssey by Terray).

1.107	“Odyssey Licensed Know-How” means [***].

1.108	“Odyssey Licensed Patent Rights” means [***].

1.109	“Odyssey Licensed Technology” means Odyssey Licensed Know-How and Odyssey Licensed Patent Rights.

1.110	“Ongoing Party” has the meaning set forth in Section 17.3.1 (Right to Continue Non-Out-Licensed Program).

1.111	“Opt-Out” has the meaning set forth in Section 11.1 (Right to Opt-Out).

1.112	“Opt-Out Date” has the meaning set forth in Section 11.1 (Right to Opt-Out).

1.113	“Opt-Out Out-Licensing Share” has the meaning set forth in Section 12.2.1 (Out-Licensing Net Proceeds Sharing).

1.114	“Opt-Out Out-Licensing Share Report” has the meaning set forth in Section 12.2.2(Opt-Out Out-Licensing Share Report).

1.115	“Opt-Out Party” has the meaning set forth in Section 11.1 (Right to Opt-Out).

1.116	“Opt-Out Period” means the period of time: (a) commencing [***]; (b) commencing [***]; (c) commencing [***]; (d) commencing [***] and (e) commencing [***].

1.117	“Opt-Out Royalty” has the meaning set forth in Section 12.2.4(a) (Royalties).

1.118	“Other Opt-Out Profit” and “Other Opt-Out Loss” have the meaning set forth in Schedule 1.115 (Other Opt-Out Profit and Loss), as may be amended by the Parties from time to time.

1.119

“Out-Licensing Agreement” means an agreement entered into between a Third Party, on the one hand, and a Party or the Parties or its or their Affiliates, on the other hand, that memorializes an Out-Licensing Transaction.

1.120	“Out-Licensing Criteria” has the meaning set forth in 10.2 (Out-Licensing Criteria).

1.121	“Out-Licensing Net Proceeds” means, with respect to a period of time, the amount equal to Shared Out-Licensing Income during such period of time, less (a) [***].

1.122

“Out-Licensing Transaction” means a transaction between a Third Party, on the one hand, and a Party or the Parties or its or their Affiliates, on the other hand, in which such Party or the Parties or its or their Affiliates licenses, assigns, transfers or otherwise grants rights under the Terray Licensed Technology or the Odyssey Licensed Technology to such Third Party to Exploit Licensed Compounds or Licensed Products; provided that, for clarity, an Out-Licensing Transaction excludes a transaction or series of transactions under which a Party undergoes a Change of Control.

1.123

“Out-of-Pocket Costs” means amounts actually incurred by a Party or its Affiliates with respect to Third Parties (including Subcontractors) in consideration for goods or services provided by such Third Parties in connection with this Agreement.

1.124	“Party” or “Parties” has the meaning set forth in the Preamble.

1.125

“Patent Challenge” means any challenge to the validity or enforceability of a Patent Right by commencing any opposition proceeding, post-grant review, inter partes review, or declaratory action, or any foreign equivalent thereof, in any court, arbitration proceeding, or other tribunal, including the United States Patent and Trademark Office and any foreign counterpart thereof.

1.126

“Patent Rights” means all rights, title, and interests in and to (a) all national, regional, and international patents and patent applications filed in any country of the world including provisional patent applications and all supplementary protection certificates, (b) all patent applications filed either from such patents, patent applications, or provisional applications or from an application claiming priority to any of the foregoing, including any continuation, continuation-in part, divisional, provisional, converted provisionals and continued prosecution applications, or any substitute applications, (c) any patent issued with respect to or in the future issued from any such patent applications, including utility models, petty patents, design patents and certificates of invention, and (d) any and all extensions or restorations by existing or future extension or restoration mechanisms, including revalidations, reissues, reexaminations and extensions (including any supplementary protection certificates and the like) of the foregoing patents or patent applications.

1.127	“Permitted Subcontractor” has the meaning set forth in Section 3.5 (Research Materials).

1.128

“Person” means an individual, sole proprietorship, partnership, limited partnership, limited liability partnership, corporation, limited liability company, business trust, joint stock company, trust, incorporated association, joint venture or similar entity or organization, including any Governmental Authority (or any department, agency, or political subdivision thereof).

1.129

“Phase 1 Clinical Trial” means a clinical trial, or arm thereof, of an investigational product as described in 21 C.F.R. 312.21(a), as amended from time to time, or a comparable Clinical Trial prescribed by the relevant Regulatory Authority in a country other than the United States. The investigational product can be administered to patients as a single agent or in combination with other investigational or marketed agents.

1.130

“Phase 2 Clinical Trial” means a clinical trial, or arm thereof, of an investigational product as described in 21 C.F.R. 312.21(b), as amended from time to time, or a comparable Clinical Trial prescribed by the relevant Regulatory Authority in a country other than the United States, including a human clinical trial that is also designed to satisfy the requirements of 21 C.F.R. 312.21(a) or corresponding foreign regulations and is subsequently optimized or expanded to satisfy the requirements of 21 C.F.R. 312.21(b) (or corresponding foreign regulations). The investigational product can be administered to patients as a single agent or in combination with other investigational or marketed agents.

1.131

“Phase 2b Clinical Trial” means (a) the second Phase 2 Clinical Trial for such Licensed Product or (b) any Phase 2 Clinical Trial the principal purpose of which is a determination of efficacy and safety, in the target population, at the intended clinical dose or doses or range of doses, on a sufficient number of subjects and for a sufficient period of time to confirm the optimal manner of use of the applicable product (dose and dose regimen) prior to the Initiation of a Phase 3 Clinical Trial.

1.132

“Phase 3 Clinical Trial” means a clinical trial, or arm thereof, of an investigational product as described in 21 C.F.R. 312.21(c), as amended from time to time, or a comparable Clinical Trial prescribed by the relevant Regulatory Authority in a country other than the United States, including a human clinical trial that is also designed to satisfy the requirements of 21 C.F.R. 312.21(a) or (b) or corresponding foreign regulations and is subsequently optimized or expanded to satisfy the requirements of 21 C.F.R. 312.21(c) (or corresponding foreign regulations); provided that, in the event any clinical trial is subsequently optimized or expanded to satisfy 21 C.F.R. 312.21(c) (or corresponding foreign regulations), such clinical trial shall be deemed a Phase 3 Clinical Trial on and after the date of Initiation of such expanded clinical trial. The investigational product can be administered to patients as a single agent or in combination with other investigational or marketed agents.

1.133	“Post Approval Clinical Trial” has the meaning set forth in Section 1.49 (Development).

1.134	“Potential In-License” has the meaning set forth in Section 4.7.2(b) (Negotiation of Potential In-Licenses).

1.135	“Potential Transaction” has the meaning set forth in Section 10.5 (Notice of Potential Transaction).

1.136

“Pricing Approval” means any approval, agreement, determination, or decision establishing prices that can be charged to consumers for a pharmaceutical product or that will be reimbursed by Governmental Authorities for a pharmaceutical product, in each case, in a country in the Territory where Governmental Authorities approve or determine pricing for pharmaceutical products for reimbursement or otherwise.

1.137	“Program” has the meaning set forth in Section 2.1 (IRF5 Program).

1.138	“Proposal” has the meaning set forth in Section 18.3.1 (Proposals).

1.139	“Publication” has the meaning set forth in Section 14.3 (Publications and Presentations).

1.140	“Receiving Party” has the meaning set forth in Section 1.40 (Confidential Information).

1.141	“Reconciliation Report” has the meaning set forth in Section 12.1.1 (Reconciliation of Collaboration Profits and Losses).

1.142

“Registrational Trial” means any (a) a Phase 3 Clinical Trial, or (b) other Clinical Trial (or arm thereof) of a pharmaceutical or biologic product, the results of which, together with prior data and information concerning such product, are intended to be or otherwise are sufficient, without any additional Clinical Trial, to meet the evidentiary standard for demonstrating the safety, purity, efficacy, and potency of the active substance of such product established by a Regulatory Authority in any particular jurisdiction and is intended to support, or otherwise supports, the filing of an MAA in such jurisdiction (including any bridging study meeting the foregoing requirements).

1.143

“Regulatory Approval” means, with respect to any pharmaceutical or biologic product in any country or jurisdiction, any approval (excluding any Pricing Approval), registration, license, or authorization from a Regulatory Authority in a country or other jurisdiction required to market and sell such Licensed Product in such country or jurisdiction.

1.144

“Regulatory Authority” means any applicable Governmental Authority responsible for granting Regulatory Approvals or any Pricing Approvals, as applicable, for pharmaceutical or biologic products, including the FDA and the EMA, and any corresponding national or regional regulatory authorities.

1.145

“Regulatory Exclusivity” means, with respect to any Licensed Product in any country or jurisdiction in the Territory, the period of time during which: (a) a Party or its Affiliate or Sublicensee has been granted the exclusive legal right by a Regulatory Authority, other than through a Patent Right, including orphan drug exclusivity, pediatric exclusivity, rights conferred in the U.S. under the FD&C Act, rights in the EU under Directive 2001/83/EC, or rights similar thereto in other countries or regulatory jurisdictions in the Territory, or is otherwise entitled to the exclusive legal right by operation of Applicable Law in such country to market and sell such Licensed Product, and such right precludes the receipt of Regulatory Approval of any Third Party product that is deemed to be the same or a similar drug, in each case, under applicable orphan drug regulations; or (b) the data and information submitted by a Party or its Affiliate or Sublicensee to the relevant Regulatory Authority in such country or jurisdiction for purposes of obtaining Regulatory Approval of such Licensed Product may not be disclosed, referenced, or relied upon in any way by any Third Party or such Regulatory Authority to support the Regulatory Approval or marketing of any product by any Third Party in such country or jurisdiction, or if such data and information is disclosed, referenced, or relied upon to support a Regulatory Approval granted to any Third Party in such country or jurisdiction, then the product may not be placed on the market for any indication.

1.146

“Regulatory Submissions” means any regulatory application, submission, notification, communication, correspondence, registration, Regulatory Approval, and other filing, made to, received from or otherwise conducted with a Regulatory Authority related to Developing, Manufacturing, obtaining marketing authorization, or otherwise Commercializing a pharmaceutical or biologic product in a particular country or jurisdiction, including all INDs and MAAs, and all applications for Regulatory Approval together with all supplements or amendments to any of the foregoing.

1.147	“Re-Opt-In” has the meaning set forth in Section 11.3.1 (Option to Re-Opt-In).

1.148	“Re-Opt-In Date” has the meaning set forth in Section 11.3.2 (Exercise of Re-Opt-In).

1.149	“Re-Opt-In Deadline” has the meaning set forth in Section 3.2.1 (Content of Research Plan).

1.150	“Re-Opt-In Payment” means an amount equal to (a) [***].

1.151	“Research Activities” means the activities assigned to a Party within the Research Plan.

1.152	“Research Budget” has the meaning set forth in Section 3.2.3 (Research Costs; Research Budget).

1.153

“Research Materials” means those Materials set forth in the Research Plan to be provided by one Party to the other Party for the conduct of activities under the Research Plan, including by way of example, animal models.

1.154	“Research Plan” has the meaning set forth in Section 3.2.1 (Content of Research Plan).

1.155	“Royalty Report” has the meaning set forth in Section 12.2.4(c) (Royalty Reports; Payments).

1.156	“Royalty Term” means, on a Licensed Product-by-Licensed Product and country-by-country basis, the period commencing on [***].

1.157	“Shared Commercialization Costs” has the meaning set forth in Section 8.3.3 (Commercialization Costs; Commercialization Budget).

1.158	“Shared Defense Costs” has the meaning set forth in Section 13.4 (Defense of Claims).

1.159	“Shared Development Costs” has the meaning set forth in Section 6.3.3 (Development Costs; Development Budget).

1.160	“Shared Enforcement Costs” has the meaning set forth in Section 13.3.5 (Enforcement Costs and Recoveries).

1.161	“Shared Enforcement Recoveries” has the meaning set forth in Section 13.3.5 (Enforcement Costs and Recoveries).

1.162	“Shared In-Licensing Costs” has the meaning set forth in Section 4.7.2(b)(ii) (Negotiation of Potential In-Licenses).

1.163	“Shared Insurance Costs” has the meaning set forth in Section 16.6 (Insurance Obligations).

1.164	“Shared Loss Costs” has the meaning set forth in Section 16.4 (Shared Losses).

1.165	“Shared Out-Licensing Costs” has the meaning set forth in Section 10.6 (Out-Licensing Costs and Income).

1.166	“Shared Out-Licensing Income” has the meaning set forth in Section 10.6 (Out-Licensing Costs and Income).

1.167	“Shared Prosecution Costs” has the meaning set forth in Section 13.2.5 (Prosecution Costs).

1.168	“Shared Regulatory Costs” has the meaning set forth in Section 7.4 (Regulatory Costs).

1.169	“Stock Exchange” has the meaning set forth in Section 14.1.4(a)(vi) (Of Confidential Information).

1.170	“Shared Research Costs” has the meaning set forth in Section 3.2.3 (Research Costs; Research Budget).

1.171	“Subcommittee” has the meaning set forth in Section 5.2 (Additional Committees).

1.172

“Subcontractor” means a Third Party contractor engaged by a Party to perform certain obligations or exercise certain rights of such Party under this Agreement on a fee-for-service basis (including any contract research organizations and contract manufacturing organizations).

1.173

“Sublicensee” means any Person, other than a Party or an Affiliate of a Party, to whom a Party (or a downstream Sublicensee of a Party) grants a sublicense of the licenses granted to such Party under this Agreement. Notwithstanding the foregoing, a Third Party Out-Licensee shall not be deemed a Sublicensee.

1.174	“Term” has the meaning set forth in Section 17.1 (Term).

1.175	“Terray” has the meaning set forth in the Preamble.

1.176	“Terray Collaboration Know-How” means [***].

1.177	“Terray Collaboration Patent Rights” means [***].

1.178	“Terray Collaboration Technology” means the Terray Collaboration Know-How and Terray Collaboration Patent Rights.

1.179	“Terray Indemnitees” has the meaning set forth in Section 16.1 (Indemnification of Terray by Odyssey).

1.180	“Terray Licensed Know-How” means, [***].

1.181	“Terray Licensed Patent Rights” means [***].

1.182	“Terray Licensed Technology” means the Terray Licensed Know-How and Terray Licensed Patent Rights.

1.183	“Terray Platform” means [***].

1.184	“Terray Platform Improvement Know-How” has the meaning set forth in Section 1.185 (Terray Platform Know-How).

1.185	“Terray Platform Know-How” means [***].

1.186	“Terray Platform Patent Rights” means [***].

1.187	“Terray Platform Technology” means the Terray Platform Know-How and Terray Platform Patent Rights.

1.188	“Territory” means all countries of the world and all territories and possessions thereof.

1.189	“Third Party” means any Person other than a Party or its Affiliates.

1.190

“Third Party Distributor” means any Third Party that distributes (but does not Develop or Manufacture) a Licensed Product directly to customers, but does not make any royalty or profit-sharing payment, or any other payment in consideration for the purchase of Licensed Product other than the transfer price for sale of such product.

1.191	“Third Party Out-Licensee” means a Third Party that is a party to an Out-Licensing Agreement.

1.192

“Third Party Payment” means all upfront, milestone, royalty, and other payments (including required reimbursement for costs incurred in connection with enforcement or other actions and required sharing of certain recoveries) paid by a Party to any Third Party pursuant to a Collaboration In-License.

1.193

“Trademarks” means all registered and unregistered trademarks, service marks, trade dress, trade names, logos, insignias, symbols, designs, and all other indicia of ownership, and combinations thereof.

1.194	“United States” or “U.S.” means the United States of America and all of its districts, territories and possessions.

1.195	“U.S. Dollars” or “$” means the legal tender of the U.S.

1.196

“Valid Claim” means: (a) a claim of an issued and unexpired patent (as may be extended through supplementary protection certificate or patent term extension or the like) that has not been revoked, held invalid, or unenforceable by a patent office or other Governmental Authority of competent jurisdiction in a final and non-appealable judgment (or judgment from which no appeal was taken within the allowable time period) and which claim has not been disclaimed, denied, or admitted to be invalid or unenforceable through reissue, re-examination, or disclaimer or otherwise; or (b) a pending claim of an unissued, pending patent application, which application has not been pending for more than [***] since the date of the first response on the merits received from the relevant patent office regarding such application, provided that such [***] period will be tolled with respect to either (a) or (b) for the duration of any adverse proceeding (e.g., Third Party oppositions or any appeal of an adverse determination against the Valid Claim) with respect to the patent application at issue.

1.197	“Withholding Party” has the meaning set forth in Section 12.9 (Withholding Taxes).

ARTICLE 2

COLLABORATION OVERVIEW

2.1

IRF5 Program. Subject to the terms and conditions of this Agreement, the intent of the Parties hereunder is to (a) conduct certain research activities set forth in the Research Plan to identify one or more Development Candidates directed to IRF5 and (b) further Develop, Manufacture, and Commercialize Licensed Compounds and Licensed Products, in each case, directed to IRF5 as set forth herein, in each case, with the goal of entering into an Out-Licensing Agreement that meets the Out-Licensing Criteria [***], and pursuant to which the Parties will share Collaboration Profits and Collaboration Losses, but in each case ((a) and (b)), subject to a Party’s right to Opt-Out of such arrangement (the “Program”).

ARTICLE 3

RESEARCH

3.1

Overview of Research Activities; Diligence Obligations. Each Party will use Commercially Reasonable Efforts to perform the activities assigned to it in the Research Plan in accordance with the timelines set forth therein and in accordance with this Article 3 (Research).

3.2	Research Plans.

3.2.1

Content of Research Plan. All Development and Manufacturing activities prior to the Further Development Approval that are to be conducted by the Parties in furtherance of the Program will be conducted in accordance with a written plan (the “Research Plan”). The Research Plan will include: [***].

3.2.2

Initial Research Plan; Amendments to the Research Plan. The initial Research Plan, including the initial Research Budget, is attached hereto as Schedule 3.2.2 (Initial Research Plan and Research Budget). On or before each anniversary of the Effective Date until completion of all activities under the Research Plan, the Parties will prepare an update to the Research Plan and corresponding Research Budget and will submit each update to the JSC to review, discuss, and determine whether to approve. Once approved by the JSC, each update to the Research Plan (including any update to the Research Budget) will become effective and supersede the previous Research Plan and Research Budget as of the date of such approval or at such other time as decided by the JSC. In addition, from time to time, either Party may submit to the JSC any proposed update to the Research Plan (e.g. to include additional Research activities or revise the Research Budget), and the JSC will review, discuss, and determine whether to approve any such update.

3.2.3	Research Costs; Research Budget.

(a)

Each Party will be responsible for its costs incurred to perform the activities assigned to such Party in the Research Plan; provided that any Out-of-Pocket Costs incurred by either Party in the performance of such activity under the Research Plan will be shared by the Parties in accordance with Article 12 (Payments) (the “Shared Research Costs”), to the extent that such costs are set forth in the applicable Research Budget.

(b)

The Research Plan will include a written budget of (i) any Shared Research Costs, and (ii) Shared Prosecution Costs, Shared Out-Licensing Costs and Shared Regulatory Costs expected to be incurred by each Party in connection with the Research Plan activities (the “Research Budget”).

(c)

Without limiting the foregoing, if either Party reasonably believes that its Out-of-Pocket Costs to perform the activities described in the then-current Research Plan will exceed the amounts set forth in the Research Budget included in such Research Plan (plus Allowable Overruns), then such Party may notify the JSC and propose modifications thereto in accordance with Section 3.2.2 (Initial Research Plan; Amendments to the Research Plan) (provided that, the Parties will use reasonable efforts to mitigate any such Out-of-Pocket Costs) and the Parties will engage in good faith discussions through the JSC regarding (i) whether to increase the applicable amounts set forth in such Research Budget and (ii) if so, the amount of such increase.

(d)

In the event that the Parties, through the JSC, are unable to agree upon whether to increase the applicable amounts set forth in the Research Budget, or the amount of such increase, then either Party may refer such matter to be resolved in accordance with Section 18.3 (Baseball Arbitration). In the event that an Expert resolves any such dispute with respect to the Research Budget by increasing the applicable amounts set forth in the Research Budget and such determination results in one Party not willing to bear such additional Out-of-Pocket Costs beyond the costs set forth in the then-current Research Budget (plus Allowable Overruns) (i.e., prior to such increase), then such Party will (i) have no obligation to perform the activities under the Research Plan that would cause its corresponding Out-of-Pocket Costs to exceed the applicable amounts in the then-current Research Budget (plus Allowable Overruns), and (ii) be deemed to have Opted-Out under Section 11.1.2 (Deemed Opt-Out).

3.3	Development Candidates.

3.3.1	DC Criteria. From time-to-time, the JSC may review, discuss, and determine whether to approve any updates to the DC Criteria.

3.3.2

DC Data Package. Within [***] following the completion of activities under the Research Plan with respect to the identification of one or more Development Candidates, each Party will prepare and deliver to the JSC a data package that includes the applicable information and results generated by or on behalf of such Party for the Collaboration Compounds that satisfy the DC Data Package Requirements generated in the performance of such Party’s activities under the Research Plan (each data package provided by a Party, a “DC Data Package”). Within [***] after the receipt of a DC Data Package from a Party, the JSC will notify such Party if such DC Data Package is missing any results that were to be delivered in the DC Data Package, which notice will describe in writing the information that the JSC believes to be missing. To the extent available, the Party delivering such DC Data Package will provide the JSC with any such missing information identified in such notice no later than [***] after the date of the JSC’s request therefor.

3.3.3	Development Candidate Identification.

(a)

Within [***] following the JSC’s receipt of the DC Data Package from each Party, the JSC will determine, in its reasonable, good faith judgement, whether or not any of the Collaboration Compounds identified in the DC Data Package have satisfied the DC Criteria. If the JSC determines that one or more Collaboration Compounds satisfy the DC Criteria, or the JSC otherwise designates one or more Collaboration Compounds as a Development Candidate (regardless of whether such Collaboration Compound meets the DC Criteria), then the applicable Collaboration Compound(s) will be deemed Development Candidates hereunder.

(b)

If the JSC determines that the applicable Collaboration Compounds do not satisfy the DC Criteria, or the JSC does not otherwise designate at least one Collaboration Compound as a Development Candidate during such [***] period (which period may be extended by mutual agreement of the Parties, or tolled during the pendency of any dispute brought under Section 5.5 (Resolution of Committee Disputes) as to whether one or more Collaboration Compounds satisfies the DC Criteria), then:

(i)	if neither Party desires to continue activities under the Research Plan, this Agreement will terminate in accordance with Section 17.2.5 (Termination for Failure to Select a Development Candidate);

(ii)

if the Parties both desire to continue to conduct activities under the Research Plan to identify additional Collaboration Compounds that meet the DC Criteria, then the Parties will amend the Research Plan and Research Budget to reflect additional Research Activities reasonably required to identify one or more Collaboration Compounds that achieve the DC Criteria, subject to Section 3.2.3 (Research Costs; Research Budget); provided that, the Research Plan and Research Budget may not be amended without the prior written consent of both Parties and in the event of a dispute with respect to the contents of such amendment to the Research Plan and Research Budget, either Party may refer such matter to be resolved in accordance with Section 18.2 (Expedited Dispute Resolution) within [***] following a determination that the Parties cannot reach agreement; or

(iii)

if one Party desires to conduct additional Research Activities to identify additional Collaboration Compounds that meet the DC Criteria and the other Party does not, then such other Party will (A) have no obligation to perform any such additional Research Activities, and (B) be deemed to have Opted-Out under Section 11.1.2 (Deemed Opt-Out).

3.4

Research Reports. On a Calendar Quarter basis until completion of all activities under the Research Plan, each Party will provide a report setting forth the results of activities conducted by or on behalf of such Party during such Calendar Quarter, and the JSC will review and discuss such reports.

3.5

Research Materials. Each Party will provide to the other Party, [***] the Research Materials to be used in the Program that are expressly set forth in the Research Plan, which Research Materials will be provided DAP (Incoterms 2020) at the named place of destination indicated by the other Party. Each Party will use the Research Materials only (a) to perform activities under the Research Plan and (b) in accordance with the other Party’s written instructions for such Research Materials, which instructions will include the permitted uses of such Research Materials and restrictions on transfer, as applicable. Neither Party will disclose, distribute, sell, or otherwise transfer the other Party’s Research Materials to others outside of such Party’s research facilities except to Subcontractors engaged in accordance with the restrictions on Subcontractors set forth in Section 4.5 (Subcontracting) (“Permitted Subcontractors”) and to the extent such transfer and use is consistent with the written instructions provided for such Research Materials. Each Party agrees that Persons who may have access to the Research Materials at such Party’s research facilities will be limited to those employees of such Party and Permitted Subcontractors, in each case, who are engaged in the performance of activities in furtherance of the Program for which such materials were provided, and such employees and Permitted Subcontractors will be bound by restrictions of confidentiality and non-use no less strict than as set forth in this Agreement. Neither Party will use any Research Materials provided by the other Party for testing in or treatment of human subjects, and each Party will comply with all laws and regulations applicable to the handling and use of such materials. Neither Party will make any modifications, adaptations, or improvements to the other Party’s Research Materials, except as necessary to conduct the Program in accordance with the Research Plan and with prior written notice to the other Party. If applicable, any Research Materials remaining upon completion of the activities under the Research Plan will either be returned to the providing Party or destroyed, consistent with the providing Party’s instructions, unless otherwise expressly provided in this Agreement. EACH PARTY AGREES THAT THE RESEARCH MATERIALS ARE PROVIDED TO THE OTHER PARTY “AS IS” AND WITHOUT WARRANTY, EXPRESS OR IMPLIED, INCLUDING ANY WARRANTY OF MERCHANTABILITY, TITLE, OR FITNESS FOR A PARTICULAR PURPOSE.

3.6	Technology Transfer. Any technology transfer activities to be conducted by the Parties will be set forth in the Research Plan.

ARTICLE 4

LICENSES; EXCLUSIVITY

4.1

Collaboration License to Odyssey. Subject to the terms of this Agreement (including Section 4.9 (No Implied Licenses; Retained Rights)) and the Collaboration In-Licenses, Terray, on behalf of itself and its Affiliates, hereby grants to Odyssey a royalty-free, fully paid-up, co-exclusive (together with Terray) license, with the right to grant sublicenses only as provided in Section 4.4.1 (Sublicensing During Collaboration), under any Terray Licensed Technology to the extent necessary or reasonably useful to Develop, Manufacture, Commercialize or otherwise Exploit Licensed Compounds and Licensed Products in accordance with this Agreement, solely to Develop, Manufacture, Commercialize or otherwise Exploit Licensed Compounds and Licensed Products in accordance with this Agreement, including activities allocated to Odyssey under the Research Plan, the Development Plan or the Commercialization Plan, as applicable, during the Term.

4.2

Collaboration License to Terray. Subject to the terms of this Agreement (including Section 4.9 (No Implied Licenses; Retained Rights)) and the Collaboration In-Licenses, Odyssey, on behalf of itself and its Affiliates, hereby grants to Terray a royalty-free, fully paid-up, co-exclusive (together with Odyssey) license, with the right to grant sublicenses only as provided in Section 4.4.1 (Sublicensing During Collaboration), under any Odyssey Licensed Technology to the extent necessary or reasonably useful to Develop, Manufacture, Commercialize or otherwise Exploit Licensed Compounds and Licensed Products in accordance with this Agreement, solely to Develop, Manufacture, Commercialize or otherwise Exploit Licensed Compounds and Licensed Products in accordance with this Agreement, including activities allocated to Terray under the Research Plan, the Development Plan or the Commercialization Plan, as applicable, during the Term.

4.3

Opt-Out License to Continuing Party. Subject to the terms of this Agreement (including Section 4.9 (No Implied Licenses; Retained Rights)) and the Collaboration In-Licenses, in the event of an Opt-Out by a Party, the following licenses will become effective upon the applicable Opt-Out Date:

4.3.1

License under Collaboration Know-How and Collaboration Patent Rights. The Opt-Out Party, on behalf of itself and its Affiliates, hereby grants to the Continuing Party an exclusive, royalty-bearing (as provided in Section 12.2 (Payments following Opt-Out)), sublicensable (through multiple tiers, subject to Section 4.4.2 (Sublicensing Following Opt-Out)) license under: (a) where Terray is the Opt-Out Party, any Terray Collaboration Technology and Terray’s interest in any Joint Collaboration Technology and (b) where Odyssey is the Opt-Out Party, any Odyssey Collaboration Technology and Odyssey’s interest in any Joint Collaboration Technology, in each case (clauses (a) or (b)), to Develop, Manufacture, Commercialize and otherwise Exploit the Licensed Compounds and Licensed Products.

4.3.2

License under Opt-Out Party’s Background IP. The Opt-Out Party, on behalf of itself and its Affiliates, hereby grants to the Continuing Party [***], royalty-bearing (as provided in Section 12.2 (Payments following Opt-Out)), sublicensable (through multiple tiers, subject to Section 4.4.2 (Sublicensing Following Opt-Out)) license under any Background IP Controlled by the Opt-Out Party and its Affiliates as of the Opt-Out Date [***] Develop, Manufacture, Commercialize or otherwise Exploit the Licensed Compounds and Licensed Products, to Develop, Manufacture, Commercialize and otherwise Exploit the Licensed Compounds and Licensed Products.

4.4	Sublicensing.

4.4.1

Sublicensing During Collaboration. Each Party will have the right to grant sublicenses of the rights granted to such Party under Section 4.1 (Collaboration License to Odyssey) and Section 4.2 (Collaboration License to Terray), as applicable, only to (a) its Affiliates, or (b) one or more Subcontractors engaged in accordance with Section 4.5 (Subcontracting), in each case ((a) and (b)), solely to perform the activities allocated to the sublicensing Party under the Research Plan, the Development Plan or the Commercialization Plan during the Term (as applicable); provided that, any such sublicense will be in compliance with this Section 4.4 (Sublicensing), and the sublicensing Party will provide the JSC with the identity of any such sublicensee and the scope of rights granted to such sublicensee within [***] of such grant. Any termination of the licenses granted to Odyssey under Section 4.1 (Collaboration License to Odyssey) or Section 4.2 (Collaboration License to Terray) as a result of a termination of this Agreement or such licenses will cause all related sublicenses granted hereunder to terminate.

4.4.2

Sublicensing Following Opt-Out. The Continuing Party will have the right to grant sublicenses of the rights granted to it under Section 11.2.5 (License Grant to Continuing Party) to (a) its Affiliates (through multiple tiers, provided that each subsequent sublicensee is an Affiliate), (b) one or more Subcontractors in accordance with Section 4.5 (Subcontracting) (through a single tier), or (c) any Third Party Out-Licensee (through multiple tiers); provided that, with respect to the foregoing (a) and (b), such sublicense will be in compliance with this Section 4.4 (Sublicensing) and Section 4.5 (Subcontracting), as applicable.

4.4.3

Sublicense Agreements. Each sublicense granted by a Party or its Affiliate pursuant to this Section 4.3.1 (Sublicensing) will (a) be subject and subordinate to this Agreement, (b) be consistent with the terms of this Agreement, (c) include obligations of confidentiality and non-use applicable to the Confidential Information of the other Party that are at least as stringent as those set forth in Article 14 (Confidentiality), and (d) include terms that are consistent with the intellectual property provisions set forth in this Agreement, unless, in each case, the Parties agree in writing otherwise. The sublicensing Party will provide the other Party with a copy of any executed sublicense agreement it enters into with a Third Party Sublicensee (other than with a Subcontractor) (which copy may be redacted to remove provisions that are not necessary to monitor compliance with this Section 4.4.3 (Sublicense Agreements) or to determine Out-of-Pocket Costs or, where applicable, Shared Out-Licensing Costs and Shared Out-Licensing Income) no later than [***] following the execution thereof.

4.4.4

Responsibility for Sublicensees. Notwithstanding any sublicense, each Party will remain primarily liable to the other Party for the acts and omissions of its Sublicensees, as if such Sublicensee was a party to this Agreement. Each Party agrees that it will be fully responsible and liable for any breach of the terms of this Agreement by any of its Sublicensees (as applicable) to the same extent as if such Party itself has committed any such breach, and each Party will promptly terminate any Sublicensee that breaches, and does not timely cure, any term of this Agreement, and will provide notice to the other Party of such termination.

4.5	Subcontracting.

4.5.1

Right to Subcontract. Either Party may engage a Subcontractor to perform activities on a fee-for-service basis in connection with the performance of its obligations or exercise of its rights under this Agreement.

4.5.2

Subcontracting Requirements. No subcontracting by either Party in accordance with Section 4.5.1 (Right to Subcontract) will relieve the subcontracting Party of its obligations under this Agreement or any liability hereunder. Each agreement with any Subcontractor engaged in accordance with Section 4.5.1 (Right to Subcontract) must (a) be consistent with the terms of this Agreement, (b) include obligations of confidentiality and non-use applicable to the Confidential Information of the other Party that are at least as stringent as those set forth in Article 14 (Confidentiality), and (c) include terms that are consistent with the intellectual property provisions set forth in this Agreement. The subcontracting Party will provide to the JSC the identity of any Subcontractor it has engaged and the activities such Subcontractor is to perform under this Agreement.

4.5.3

Responsibility for Subcontractors. Notwithstanding any subcontracting agreement, each Party will remain primarily liable to the other Party for the acts and omissions of its Subcontractors, as if such Subcontractor was a party to this Agreement. Each Party agrees that it will be fully responsible and liable for any breach of the terms of this Agreement by any Subcontractor engaged by such Party to the same extent as if such Party itself has committed any such breach, and each Party will terminate promptly any Subcontractor that breaches, and does not timely cure, any term of this Agreement and will provide notice to the other Party of such termination.

4.6	[***] Unblocking License. Subject to Section 4.8 (Exclusivity) and Section 4.9 (No Implied Licenses; Retained Rights), each Party hereby grants to the other Party a [***].

4.7	Third Party In-Licenses.

4.7.1

Collaboration In-Licenses. The Parties acknowledge and agree that the rights and licenses granted by each Party hereunder to the other Party are subject to the applicable terms and conditions of any Collaboration In-Licenses. Each Party agrees that it will comply with all provisions of the applicable Collaboration In-Licenses that are applicable to sublicensees.

4.7.2	Potential In-Licenses.

(a)

Identification of Potential In-Licenses. During the Term, and subject to Section 4.7.3 (Research and Platform In-Licenses), [***], then such Party will notify the other Party of such Identified Rights.

(b)	Negotiation of Potential In-Licenses.

(i)

If the Identified Rights are identified prior to Opt-Out by a Party, then the JSC will discuss whether the Parties will seek to obtain a license under such Identified Rights, and if so, which Party (the “In-Licensing Party”) will enter into an agreement for such Identified Rights (any such agreement, a “Potential In-License”). The In-Licensing Party will (A) keep the other party informed of all negotiations with the applicable Third Party, (B) provide drafts to the other Party for their review, (C) incorporate any reasonable comments from the other Party concerning such Potential In-License, and (D) will not execute any Potential In-License without the prior written consent of the other Party. If the Identified Rights are identified following the Opt-Out by a Party, the Continuing Party will have the sole right to enter into the Potential In-License in its sole discretion, and without any of the obligations in clauses (A) through (D) above.

(ii)

Any Potential In-License, upon execution, will be a Collaboration In-License hereunder, and subject to Section 4.7.3 (Research and Platform In-Licenses), any Third Party Payments reasonably allocable to the Exploitation of Licensed Compounds and Licensed Products under this Agreement (“Shared In-Licensing Costs”) will be shared by the Parties in accordance with Article 12 (Payments). In the event that the In-Licensing Party Opts-Out, then the Continuing Party will be responsible for the portion of such Third Party Payments reasonably allocable to the Exploitation of Licensed Compounds and Licensed Products under this

Agreement and will abide by all applicable terms and conditions of such Collaboration In-License as it relates to such Continuing Party and this Agreement; provided that any such Third Party Payments reasonably allocable to the Exploitation of Licensed Compounds and Licensed Products under this Agreement that are paid by the Continuing Party to the applicable Third Party (or reimbursed to the In-Licensing Party if the In-Licensing Party Opts-Out), will still be considered Shared In-Licensing Costs under this Agreement.

4.7.3	Research and Platform In-Licenses. Notwithstanding anything in this Section 4.6 (Third Party In-Licenses) to the contrary, to the extent that any Identified Rights are [***].

4.8	Exclusivity.

4.8.1

Covenant. Subject to Section 4.8.2 (Business Combinations), commencing on the Effective Date until the expiration or termination of this Agreement, except as expressly permitted under this Agreement, neither Party will, and will ensure that its Affiliates do not, directly or indirectly, [***], conduct any Development, Manufacturing, or Commercialization activities related to any compound or product directed to IRF5 (such activities, excluding those conducted under this Agreement, “Competing Activities”).

4.8.2	Business Combinations.

(a)

In the event of a Change of Control of a Party (where such Party is the acquired entity), the obligations of Section 4.8.1 (Covenant) will not apply to the Competing Activities of such Party’s acquirer or its Affiliates prior to or after the closing of such Change of Control, provided that (i) such Party and the acquirer and its Affiliates existing immediately prior to the closing of such Change of Control shall use [***] to establish and enforce internal policies and procedures to segregate the Competing Activities from the Development, Manufacture, and Commercialization of any Licensed Compounds or Licensed Products under this Agreement and (ii) the acquirer and its Affiliates existing immediately prior to the closing of such Change of Control ensure that no (A) Terray Licensed Technology or Odyssey Licensed Technology, (B) Collaboration Know-How or other Confidential Information generated or disclosed in the performance of activities under this Agreement to the extent [***] Licensed Compounds, Licensed Products or IRF5 or (C) Confidential Information of the other Party, in each case, is used in the furtherance of the Competing Activities; provided, however, that with respect to clause (i) above, management personnel may review and evaluate plans and information regarding the Exploitation of Licensed Compounds or Licensed Products and with respect to the Competing Activities if solely in connection with portfolio decision-making.

(b)	If a Party acquires all or substantially all of the assets of a Third Party, then the obligations of Section 4.8.1 (Covenant) will not apply to the Competing Activities of such Third Party or its Affiliates prior to or after the closing of such acquisition by such Party, provided that (i) such Party promptly after the closing of such acquisition establishes and enforces internal policies and procedures to segregate the Competing Activities from the Development, Manufacture, and Commercialization of any Licensed Compounds or Licensed Products under this Agreement and (ii) such Party does not use any data or results or any Confidential Information generated or disclosed in the performance of activities under this Agreement in the furtherance of the Competing Activities.

4.9

No Implied Licenses; Retained Rights. Each Party acknowledges that the rights and licenses granted under this Agreement are limited to the scope expressly granted herein, and Terray and Odyssey expressly reserve the rights under the Terray Licensed Technology and Odyssey Licensed Technology, respectively, to exercise its rights and perform its obligations under this Agreement, including all Research Activities, Development activities and Commercialization activities allocated to it under this Agreement. Except for the rights expressly granted under this Agreement, no rights, title, licenses, or other interests of any nature whatsoever are granted whether by implication, estoppel, reliance, or otherwise, by either Party to the other Party. Accordingly, Odyssey will not practice or exploit the Terray Licensed Technology other than as expressly licensed in this Agreement, and Terray will not practice or exploit the Odyssey Licensed Technology other than as expressly licensed in this Agreement. Notwithstanding anything to the contrary, [***].

ARTICLE 5

GOVERNANCE

5.1	Joint Steering Committee.

5.1.1

Formation and Purpose of the JSC. Promptly, but not more than [***] after the Effective Date, Terray and Odyssey will establish a joint steering committee (“JSC”) that will have the responsibilities set forth in this Article 5 (Governance) and will coordinate, oversee and monitor the Parties’ activities to identify Collaboration Compounds and Development Candidates and to Develop, Manufacture, and Commercialize Licensed Compounds and Licensed Products in accordance with this Section 5.1 (Joint Steering Committee). The JSC will dissolve upon the earliest of (a) the Opt-Out by a Party, (b) the agreement by the Parties to dissolve the JSC, or (c) upon a Party or the Parties entering into an Out-Licensing Transaction, in each case, unless otherwise agreed by the Parties; provided that the JSC will be formed again upon any Re-Opt-In by an Opt-Out Party if clauses (b) or (c) have not yet occurred.

5.1.2

Membership. Each Party will designate two employees with appropriate expertise to serve as members of the JSC, and who each have the authority to bind such Party with respect to matters within the purview of the JSC. Each Party may replace its JSC members at any time upon written notice to the other Party. Each Party will select a representative from such members to be a “co-chair.” The co-chairs will be responsible for calling meetings, preparing and circulating an agenda in advance of each meeting, and preparing and issuing minutes of each meeting within 30 days thereafter. Such minutes will be deemed finalized unless such other JSC member objects to the accuracy of such minutes no later than ten Business Days after receipt of such minutes.

5.1.3

Meetings. The JSC will hold meetings at such times as it elects to do so, but in no event will such meetings be held less frequently than [***] during the performance of the Research Plan, Development Plan or Commercialization Plan, as applicable, unless otherwise agreed by the Parties. The JSC will meet at such locations as the Parties may agree, or by audio or video teleconference if agreed by the Parties. The Alliance Manager of each Party will attend each meeting of the JSC as a non-voting participant. Each Party will be responsible for all of its own expenses of participating in any JSC meeting.

5.1.4

Meeting Agendas. Each Party will disclose to the other Party the proposed agenda items along with appropriate information at least five Business Days in advance of each meeting of the JSC; provided that a Party may provide its agenda items to the other Party without providing the agenda at least [***] in advance with the approval of the other Party.

5.1.5	Specific Responsibilities of the JSC. The responsibilities of the JSC will be to:

(a)	oversee the overall strategic relationship between the Parties;

(b)

oversee and facilitate information sharing and cooperation between the Parties with respect to (i) all activities performed under the Research Plan, (ii) all activities performed under any Development Plan, and (iii) all activities performed under any Commercialization Plan;

(c)

review, discuss and determine whether to provide the Further Development Approval as described in Section 6.1 (Effectiveness) or the Commercialization Approval described in Section 8.1 (Effectiveness);

(d)	review and discuss any matters related to the Collaboration Compounds, Licensed Compounds, and Licensed Products referred to the JSC by either Party’s representatives or any Subcommittee;

(e)	establish and delegate specifically defined matters or duties to any Subcommittee, pursuant to Section 5.2 (Additional Committees);

(f)

review, discuss, and determine whether to approve any updates to the Research Plan (including the Research Budget included therein), the Development Plan (including any Development Budget included therein) or the Commercialization Plan (including any Commercialization Budget included therein), as applicable, each, as described in Section 3.2.2 (Initial Research Plan; Amendments to the Research Plan), Section 6.3.2 (Initial Development Plan; Amendments to the Development Plan) and Section 8.3.2 (Initial Commercialization Plan; Amendments to the Commercialization Plan), respectively;

(g)	review, discuss, and determine whether to approve any amendments to the DC Criteria as described in Section 3.3.1 (DC Criteria);

(h)

review, discuss, and determine whether to approve (i) an increase in the amounts set forth in the Research Budget as described in Section 3.2.3(d) (Research Costs; Research Budget), (ii) an increase in the amounts set forth in the Development Budget as described in Section 6.3.3(d), or (iii) an increase in the amounts set forth in the Commercialization Budget as described in Section 8.3.3(d);

(i)

review and discuss the DC Data Package as described in Section 3.3.2 (DC Data Package) and determine whether one or more Collaboration Compounds satisfy the DC Criteria or whether to designate a Collaboration Compound as a Development Candidate as described in Section 3.3.3 (Development Candidate Identification);

(j)

share information related to, and review and discuss activities and progress under (i) the Research Activity reports as described in Section 3.4 (Research Reports), (ii) the Development reports as described in Section 6.4 (Development Reports) and (iii) the Commercialization reports as described in Section 8.3.3(d) (Commercialization Reports);

(k)	review, discuss and determine if the Parties will seek a license under Identified Rights, and if so, which Party will enter into such agreement, as described in Section 4.7.2(b)(i);

(l)

review, discuss and determine whether to approve the Out-Licensing Criteria as described in Section 10.2 (Out-Licensing Criteria), determine whether to approve any Out-Licensing Agreement that does not meet the Out-Licensing Criteria, and determine whether to approve a delay in the execution of the Out-Licensing Agreement in order for the Parties to negotiate more favorable terms;

(m)	oversee, and facilitate information sharing and cooperation between the Parties with respect to entering an Out-Licensing Transaction as described in Section 10.4 (Responsibility; Cooperation);

(n)	determine the anticipated date of the First Commercial Sale for a Licensed Product in [***] as described in Section 1.91 (Launch Window);

(o)	determine what information is to be included in the Reconciliation Report as described in Section 12.1.1 (Reconciliation of Collaboration Profits and Losses);

(p)

review, discuss and determine whether to approve amendments to the definitions of “Collaboration Profit” and “Collaboration Losses” or the reconciliation process for the Collaboration Profits and Collaboration Losses as described in Section 12.1.2 (Amendments to Reconciliation Process);

(q)	attempt to resolve any other disputes or disagreements, including those arising from any Subcommittee; and

(r)	perform such other functions as appropriate to further the purposes of this Agreement as determined by agreement of the Parties.

5.2	Additional Committees. In addition to the JSC, from time-to-time, the JSC may establish and delegate specific matters or duties within its responsibilities to other operational committees or ad hoc subcommittees, on an “as needed” basis to oversee particular projects and activities and to assist the JSC in preparing plans and budgets and carrying out other actions set forth in this Article 5 (Governance) (such other operational committees and subcommittees established by the JSC, each a “Subcommittee”). The composition, operation, and responsibilities of each Subcommittee will be determined by the JSC.

5.3

Additional Participants. With the consent of the other Party, not to be unreasonably withheld, conditioned, or delayed, other employees of either Party or any of its Affiliates involved in the Exploitation of any Licensed Compounds or Licensed Products may attend meetings of the JSC or any Subcommittee as non-voting participants. In addition, with the prior written consent of each Party, consultants, representatives, or advisors involved in the Exploitation of any Licensed Compounds or Licensed Products may attend meetings of the JSC or any Subcommittee as non-voting observers; provided that such Third Party participants and observers are under written obligations of confidentiality and non-use applicable to the Confidential Information of each Party that are at least as stringent as those set forth in Article 14 (Confidentiality).

5.4	Decision-Making.

5.4.1

General Decision-Making Process. Each Party’s representatives on the JSC or a particular Subcommittee will, collectively, have one vote on all matters brought before such committee for a decision by unanimous agreement. The JSC and each Subcommittee will make decisions as to matters within its jurisdiction by unanimous decision, which may be reflected in the minutes of the committee meeting or by an action by written consent signed by both Parties. Except as otherwise expressly set forth in this Agreement, the phrase “determine,” “designate,” “confirm,” “approve,” or “determine whether to approve” by the JSC or any Subcommittee and similar phrases used in this Agreement will mean approval in accordance with this Section 5.4 (Decision Making), including the escalation provisions herein and escalation and tie-breaking provisions set forth in Section 5.5 (Resolution of Committee Dispute). For the avoidance of doubt, matters that are specified in Section 5.1.5 (Specific Responsibilities of the JSC) to be reviewed and discussed (as opposed to matters that are reviewed, discussed, and approved) do not require any agreement or decision by the JSC and are not subject to the voting and decision-making procedures set forth in this Section 5.4 (Decision Making) or Section 5.5 (Resolution of Committee Disputes).

5.4.2

Decisions of the Subcommittees. If any Subcommittee cannot reach a unanimous decision using good faith efforts on any matter within their respective scope of authority within [***] after the meeting at which such Subcommittee discussed such matter, then a Party may refer such matter to the JSC for resolution in accordance with Section 5.4.3 (Decisions of the JSC).

5.4.3

Decisions of the JSC. Subject to Section 5.6 (General Authority), the JSC has the authority (a) to make decisions as to matters specifically delegated to it or expressly specified in this Agreement, (b) to resolve disputes within the jurisdiction of any Subcommittees, and (c) to make decisions as to any other matter agreed to by the Parties in writing. The JSC has no other authority under this Agreement. The JSC will use good faith efforts, in compliance with this Section 5.4.3 (Decisions of the JSC), to promptly resolve any such matter for which it has authority. If, after the use of good faith efforts, the JSC is unable to resolve any such matter referred to it by any Subcommittee or any other matter within the scope of the JSC’s authority as set forth in this Section 5.4.3 (Decisions of the JSC), in each case, within a period of [***] then a Party may refer such matter to the Party’s respective Executive Officer for resolution in accordance with Section 5.5.1 (Escalation).

5.5	Resolution of Committee Disputes.

5.5.1

Escalation. If the representatives of Terray and Odyssey are unable to agree on or resolve any matter requiring the approval of the JSC after the use of good faith efforts, then, at the election of either Party, such Party may refer such matter to the Party’s respective Executive Officer. The Executive Officers will use good faith efforts to resolve any such matter so referred to them as soon as practicable, and any final decision that the Executive Officers agree to in writing will be conclusive and binding on the Parties.

5.5.2

Decision Making Authority. If the Executive Officers are unable to resolve any disagreement so referred within a period of [***] after such matter is referred to them (or such longer period as the Executive Officers may agree upon), then:

(a)

Expedited Dispute Resolution. If such referred matter relates to [***], then either Party may refer any such matter to be resolved in accordance with Section 18.2 (Expedited Dispute Resolution) within [***] following such failure by the Executive Officers to reach agreement.

(b)

Baseball Arbitration Matters. If such referred matter relates to [***], then either Party may refer any such matter to be resolved in accordance with Section 18.3 (Baseball Arbitration). For clarity, and without limiting the Parties’ ability to amend the Research Plan pursuant to Section 3.2.2 (Initial Research Plan; Amendments to the Research Plan), the Development Plan pursuant to Section 6.3.2 (Initial Development Plan; Amendments to the Development Plan) or the Commercialization Plan pursuant to Section 8.3.2 (Initial Commercialization Plan; Amendments to the Commercialization Plan), [***], as applicable, may not [***].

(c)

Status Quo. Except for those matters set forth in Section 5.5.2(a) (Expedited Dispute Resolution) and Section 5.5.2(b) (Baseball Arbitration Matters), and subject to Section 4.5 (General Authority), no action may be taken by or on behalf of either Party with respect to the referred matter and no changes may be made by or on behalf of either Party from the current status quo without the unanimous decision of the JSC.

5.6

General Authority. The JSC will solely have the powers expressly assigned to it in this Article 5 (Governance) and elsewhere in this Agreement. In conducting themselves on the JSC and in exercising their rights under this Article 5 (Governance), all representatives of each Party will consider diligently, reasonably, and in good faith all input received from the other Party, and will use good faith efforts to reach unanimity, where required, on all matters before them. Notwithstanding any provision to the contrary set forth in this Agreement, the JSC will not have the right to make any decisions:

5.6.1	to amend or modify this Agreement, or waive compliance with this Agreement;

5.6.2	in a manner that excuses such Party from any obligation specifically enumerated under this Agreement;

5.6.3	in a manner that negates any consent right or other right specifically allocated to the other Party under this Agreement;

5.6.4	to resolve any dispute involving the breach or alleged breach of this Agreement;

5.6.5	to resolve a matter if the provisions of this Agreement specify that agreement of the Parties, including consent of each Party, is required for such matter;

5.6.6

in a manner that the other Party reasonably believes would require such other Party to perform any act that would cause such Party to violate any Applicable Law or the requirements of any Regulatory Authority, or otherwise breach any of its obligations hereunder or under any agreement with any Third Party;

5.6.7	impose any obligation on either Party that would be in violation of such Party’s written standard operating procedures, written business policies, or written compliance policies or procedures; or

5.6.8	otherwise expand the rights or reduce the obligations of either Party under this Agreement.

5.7

Alliance Managers. Each of the Parties will appoint a single employee to serve as a primary point of contact on behalf of the Parties under this Agreement (each, an “Alliance Manager”). The Alliance Managers will attend all JSC meetings and the Alliance Managers or their respective designees will attend all Subcommittee meetings and will support the chairperson of the JSC and each Subcommittee in the discharge of his or her responsibilities. Alliance Managers will be non-voting participants in all JSC and Subcommittee meetings. An Alliance Manager may bring any matter to the attention of the JSC or any Subcommittee if such Alliance Manager reasonably believes that such matter warrants such attention. Each Party will designate its initial Alliance Manager promptly after the Effective Date and each Party may change its designated Alliance Manager at any time upon written notice to the other Party. Any Alliance Manager may designate a substitute to temporarily perform the functions of that Alliance Manager by written notice to the other Party. Each Alliance Manager will also: (a) be the point of first referral in all matters of conflict resolution; (b) provide a single point of communication for seeking consensus between the Parties regarding key strategy and plan issues; (c) identify and bring disputes to the attention of the JSC in a timely manner; (d) plan and coordinate cooperative efforts and internal and external communications; and (e) take responsibility for coordinating JSC and Subcommittee meetings and production of meeting minutes, occurring as set forth in this Agreement, and for carrying out or otherwise addressing the relevant action items resulting from such meetings.

ARTICLE 6

DEVELOPMENT

6.1

Effectiveness. Upon either Party’s request at any time prior to the date that is [***] following the completion of the Research Plan activities (as may be extended by mutual agreement of the Parties), and provided that an Out-Licensing Transaction has not yet been entered into, the JSC will meet to discuss and determine whether to approve the commencement of further Development activities performed by Odyssey and Terray with respect to any Licensed Compounds or Licensed Products (such approval, the “Further Development Approval”). Notwithstanding any provisions to the contrary set forth in this Agreement, the remaining terms of this Article 6 will not become effective until the date of Further Development Approval; provided that, prior to such Further Development Approval, the JSC may discuss and prepare an initial tentative Development Plan to help inform the JSC decision as to whether to provide a Further Development Approval. In the event that Further Development Approval is not obtained due to one Party declining to conduct further Development activities, then such Party will be deemed to have Opted-Out, and the terms and conditions set forth in Section 11.1.2(a) (Failure to Obtain Further Development or Commercialization Approval) will apply.

6.2

Overview of Development Activities; Diligence Obligations. Without limiting Section 10.1 (Out-Licensing Transactions), each Party will use Commercially Reasonable Efforts to perform the activities assigned to it in the Development Plan in accordance with the timelines set forth therein and in accordance with this Article 6 (Development); provided that, if the Parties have not yet entered into an Out-Licensing Transaction, then [***].

6.3	Development Plan.

6.3.1

Content of Development Plan. All Development and Manufacturing activities following Further Development Approval that are to be conducted by the Parties in furtherance of the Program following Further Development Approval will be conducted in accordance with a written plan approved by the JSC (the “Development Plan”). The Development Plan will include (a) all Development and Manufacturing activities to be performed following Further Development Approval, up to and including obtaining Regulatory Approval for Licensed Products in the Territory, (b) timelines for the performance of all activities set forth therein, and (c) a Development Budget for the conduct of activities set forth in such Development Plan.

6.3.2

Initial Development Plan; Amendments to the Development Plan. Within [***] (which period may be extended by mutual agreement of the Parties) following a Further Development Approval, the JSC will discuss in good faith and approve an initial Development Plan. On or before each anniversary of the Effective Date until completion of all activities under the Development Plan, the Parties will prepare an update to the Development Plan and corresponding Development Budget and will submit each update to the JSC to review, discuss, and determine whether to approve. Once reviewed, discussed, and approved by the JSC, each update to such Development Plan (including any update to the Development Budget) will become effective and supersede the previous Development Plan and Development Budget as of the date of such approval or at such other time as decided by the JSC. In addition, from time to time, either Party may submit to the JSC any proposed update to the Development Plan (e.g. to include additional Development activities or revise the Development Budget), and the JSC will review, discuss, and determine whether to approve any such update.

6.3.3	Development Costs; Development Budget.

(a)

Each Party will be responsible for its costs incurred to perform the activities assigned to such Party in the Development Plan; provided that any Out-of-Pocket Costs incurred by either Party in the performance of such activity under the Development Plan will be shared by the Parties in accordance with Article 12 (Payments) (the “Shared Development Costs”), to the extent that such costs are set forth in the applicable Development Budget.

(b)

The Development Plan will include a written budget of any (i) Shared Development Costs, and (ii) Shared Prosecution Costs, Shared Out-Licensing Costs, Shared Regulatory Costs and Shared Insurance Costs expected to be incurred by each Party in connection with the Development Plan activities (the “Development Budget”).

(c)

Without limiting the foregoing, if either Party reasonably believes that its Out-of-Pocket Costs to perform the activities described in the then-current Development Plan will exceed the amounts set forth in the Development Budget included in such Development Plan (plus Allowable Overruns), then such Party may notify the JSC and propose modifications thereto in accordance with Section 6.3.2 (Initial Development Plan; Amendments to the Development Plan) (provided that, the Parties will use all reasonable efforts to mitigate any such Out-of-Pocket Costs) and the Parties will engage in good faith discussions through the JSC regarding (i) whether to increase the applicable amounts and (ii) if so, the amount of such increase.

(d)

In the event that the Parties, through the JSC, are unable to agree upon whether to increase the applicable amounts set forth in the Development Budget or the amount of said increase, then either Party may refer such matter to be resolved in accordance with Section 18.3 (Baseball Arbitration). In the event that an Expert resolves any such dispute with respect to the Development Budget by increasing the applicable amounts set forth in the Development Budget and such determination results in one Party not willing to bear such additional Out-of-Pocket Costs beyond the costs set forth in the then-current Development Budget (plus Allowable Overruns) (i.e., prior to such increase), then such Party will (i) have no obligation to perform the activities under the Development Plan that would cause its corresponding Out-of-Pocket Costs to exceed the applicable amounts in the then-current Development Budget (plus Allowable Overruns), and (ii) be deemed to have Opted-Out under Section 11.1.2 (Deemed Opt-Out).

6.4

Development Reports. On a Calendar Quarter basis until completion of all activities under the Development Plan, each Party will provide a report setting forth the results of activities conducted by or on behalf of such Party during such Calendar Quarter, and the JSC will review and discuss such reports.

ARTICLE 7

REGULATORY AFFAIRS

7.1

Regulatory Responsibilities. Subject to the terms and conditions of this Agreement, Odyssey will have the sole responsibility to: (a) prepare and submit to applicable Regulatory Authorities all Regulatory Submissions, including NDAs and INDs, for Licensed Compounds and Licensed Products in the Territory and (b) obtain and maintain all Regulatory Approvals for Licensed Compounds and Licensed Products in the Territory.

7.2

Regulatory Cooperation. Subject to the terms and conditions of this Agreement and without limiting Section 7.3 (Regulatory Involvement and Regulatory Authority Interactions), Odyssey will keep Terray reasonably informed with respect to any material Regulatory Approval proceedings for Licensed Compounds and Licensed Products in accordance with its reporting obligations set forth in Section 6.4 (Development Reports). Terray will reasonably cooperate and support Odyssey, at its sole cost and expense, as may be reasonably necessary in preparing and submitting Regulatory Submissions and otherwise with respect to obtaining Regulatory Approvals for such Licensed Compounds and Licensed Products and in the activities in support thereof, to the extent Terray has control over or the right to obtain documents or other materials that are necessary or reasonably useful for Odyssey or any of its Affiliates or its or their Sublicensees to obtain such Regulatory Approvals.

7.3	Regulatory Involvement and Regulatory Authority Interactions. [***]

7.4	Regulatory Costs. Each Party will be responsible for its costs incurred to perform its obligations under this Article 7 (Regulatory Affairs); provided that any such Out-of-Pocket Costs incurred by each Party or its Affiliates to perform such obligations (the “Shared Regulatory Costs”), will be shared by the Parties in accordance with Article 12 (Payments); provided that, Shared Regulatory Costs in excess of the amounts set forth in the applicable Research Budget, Development Budget, or Commercialization Budget plus Allowable Overruns will not be shared.

ARTICLE 8

COMMERCIALIZATION

8.1

Effectiveness. Upon either Party’s request at any time prior to the date that is [***] following the completion of the Development Plan (as may be extended by mutual agreement of the Parties), and provided that an Out-Licensing Transaction has not been entered into, the JSC will meet to discuss and determine whether to approve the commencement of Commercialization activities performed by Odyssey and Terray with respect to any Licensed Compounds or Licensed Products (such approval, the “Commercialization Approval”). Notwithstanding any provisions to the contrary set forth in this Agreement, the remaining terms of this Article 8 will not become effective until the date of Commercialization Approval; provided that, prior to such Commercialization Approval, the JSC may discuss and prepare an initial tentative Commercialization Plan to help inform the JSC decision as to whether to provide a Commercialization Approval. In the event that Commercialization Approval is not obtained due to one Party declining to conduct Commercialization activities, then such Party will be deemed to have Opted-Out, and the terms and conditions set forth in Section 11.1.2(a) (Failure to Obtain Further Development or Commercialization Approval) will apply.

8.2

Overview of Commercialization Activities; Diligence Obligations. Without limiting Section 10.1 (Out-Licensing Transactions), each Party will use Commercially Reasonable Efforts to perform the activities assigned to it in the Commercialization Plan in accordance with the timelines set forth therein and in accordance with this Article 8 (Commercialization); provided that, if the Parties have not yet entered into an Out-Licensing Transaction, then [***].

8.3	Commercialization Plan.

8.3.1

Content of Commercialization Plan. All Commercialization and Manufacturing activities to be conducted by the Parties in furtherance of the Program following the Commercialization Approval will be conducted in accordance with a written plan approved by the JSC (the “Commercialization Plan”). The Commercialization Plan will include (a) all Commercialization and Manufacturing activities to be performed (b) timelines for the performance of all activities set forth therein, and (c) a Commercialization Budget for the conduct of activities set forth in such Commercialization Plan.

8.3.2

Initial Commercialization Plan; Amendments to the Commercialization Plan. Within [***] (which period may be extended by mutual agreement of the Parties) following the Commercialization Approval, the JSC will discuss in good faith and approve an initial Commercialization Plan. On or before each anniversary of the Effective Date, the Parties will prepare an update to the Commercialization Plan and corresponding Commercialization Budget and will submit each update to the JSC to review, discuss, and determine whether to approve. Once reviewed, discussed, and approved by the JSC, each update to such Commercialization Plan (including any update to the Commercialization Budget) will become effective and supersede the previous

Commercialization Plan and Commercialization Budget as of the date of such approval or at such other time as decided by the JSC. In addition, from time to time, either Party may submit to the JSC any proposed update to the Commercialization Plan (e.g. to include additional Commercialization activities or revise the Commercialization Budget), and the JSC will review, discuss, and determine whether to approve any such update.

8.3.3	Commercialization Costs; Commercialization Budget.

(a)

Each Party will be responsible for its costs incurred to perform the activities assigned to such Party in the Commercialization Plan; provided that any Out-of-Pocket Costs incurred by either Party in the performance of such activity under the Commercialization Plan will be shared by the Parties in accordance with Article 12 (Payments) (the “Shared Commercialization Costs”), to the extent that such costs are set forth in the applicable Commercialization Budget.

(b)

The Commercialization Plan will include a written budget of any (a) Shared Commercialization Costs and (b) Shared Prosecution Costs, Shared Out-Licensing Costs, Shared Regulatory Costs and Shared Insurance Costs expected to be incurred by each Party in connection with the Commercialization Plan activities (the “Commercialization Budget”).

(c)

Without limiting the foregoing, if either Party reasonably believes that its Out-of-Pocket Costs to perform the activities described in the then-current Commercialization Plan will exceed the amounts set forth in the Commercialization Budget included in such Commercialization Plan (plus Allowable Overruns), then such Party may notify the JSC and propose modifications thereto in accordance with Section 8.3.2 (Initial Commercialization Plan; Amendments to the Commercialization Plan) (provided that, any such modifications will not include any new or additional activities and the Parties will use all reasonable efforts to mitigate any such Out-of-Pocket Costs) and the Parties will engage in good faith discussions through the JSC regarding (i) whether to increase the applicable amounts set forth in such Commercialization Budget, and (ii) if so, the amount of such increase.

(d)

In the event that the Parties, through the JSC, are unable to agree upon whether to increase the applicable amounts set forth in the Commercialization Budget or the amount of said increase, then either Party may refer such matter to be resolved in accordance with Section 18.3 (Baseball Arbitration). In the event that an Expert resolves any such dispute with respect to the Commercialization Budget by increasing the applicable amounts set forth in the Commercialization Budget and such determination results in one Party not willing to bear such additional Out-of-Pocket Costs beyond the costs set forth in the then-current Commercialization Budget (plus Allowable Overruns) (i.e., prior to such increase), then such Party will (i) have no obligation to perform the activities under the Commercialization Plan that would cause its corresponding Out-of-Pocket Costs to exceed the applicable amounts in the then-current Commercialization Budget (plus Allowable Overruns), and (ii) be deemed to have Opted-Out under Section 11.1.2 (Deemed Opt-Out).

8.4

Commercialization Reports. On a Calendar Quarter basis, each Party will provide a report setting forth the results of activities conducted by or on behalf of such Party during such Calendar Quarter, and the JSC will review and discuss such reports.

ARTICLE 9

MANUFACTURING AND SUPPLY

9.1

Manufacturing Responsibilities. Each Party’s responsibilities and obligations with respect to Manufacturing activities under this Agreement will be set forth in the Research Plan, Development Plan or Commercialization Plan, as applicable.

9.2

Manufacturing Technology Transfer. Any manufacturing technology transfer activities to be conducted by the Parties will be set forth in the Research Plan or Development Plan, as applicable; provided that, if the Parties have not yet entered into an Out-Licensing Transaction, then Odyssey will take the lead role in Manufacturing the Licensed Compounds and Licensed Products (unless the Parties mutually agree otherwise) in accordance with the Research Plan or Development Plan, as applicable.

ARTICLE 10

OUT-LICENSING TRANSACTIONS

10.1

Out-Licensing Transactions. Commencing on the DC Identification Date, the Parties will use Commercially Reasonable Efforts to enter into an Out-Licensing Transaction in accordance with the terms of this Article 10 (Out-Licensing Transaction). For clarity, such obligation to use Commercially Reasonable Efforts will continue until the Parties enter into an Out-Licensing Transaction in accordance with the terms of this Article 10 (Out-Licensing Transaction). Unless a Party has Opted-Out or unless otherwise approved by the Parties, the Out-Licensing Agreement will [***], and (c) satisfy the Out-Licensing Criteria. Each Party will enter into any Out-Licensing Agreement satisfying the Out-Licensing Criteria or that is otherwise approved by the Parties; [***]. To the extent that the proposed terms of an Out-Licensing Agreement meet the Out-Licensing Criteria, but the Parties cannot agree to other terms in the Out-Licensing Agreement after discussion over a period of [***] then either Party may refer such matter to be resolved in accordance with Section 18.3 (Baseball Arbitration). [***]. For clarity, on a country-by-country basis, upon entering into an Out-Licensing Transaction in accordance with the terms of this Article 10 (Out-Licensing Transaction) with respect to such country, neither Party will be required to continue any further research, Development and Commercialization activities pursuant to any Research Plan, Development Plan or Commercialization Plan, as applicable, for such country under this Agreement, unless otherwise contemplated in such Out-Licensing Transaction.

10.2

Out-Licensing Criteria. Unless a Party has Opted-Out, then within [***] following the DC Identification Date, the Parties will review, discuss and determine whether to approve the threshold criteria and terms that an Out-Licensing Transaction must satisfy or include, which criteria and terms will be based on market conditions and attributes of the Licensed Compounds and Licensed Products (the “Out-Licensing Criteria”). The Parties will, unless a Party has Opted-Out or an Out-Licensing Transaction has been entered into, periodically review, discuss and determine whether to approve amendments to such Out-Licensing Criteria, including within [***] following each of (a) Completion of the first Phase 1 Clinical Trial for a Licensed Product, (b) Completion of the first Phase 2 Clinical Trial for a Licensed Product, and (c) Completion of the first Phase 3 Clinical Trial for a Licensed Product.

10.3

Restriction on Encumbering IP. Except as expressly permitted under this Agreement, including as provided in Section 4.4.1 (Sublicensing During Collaboration), Section 4.4.2 (Sublicensing Following Opt-Out), or Section 10.1 (Out-License Transactions) neither Party will, and each Party will cause it Affiliates not to, license, assign, transfer or otherwise grant rights under the Odyssey Licensed Technology or Terray Licensed Technology to any Third Party to Develop, Manufacture, Commercialize or otherwise Exploit the Licensed Compounds or Licensed Products in the Field in the Territory.

10.4	Responsibility; Cooperation. Unless a Party has Opted-Out, [***].

10.5

Notice of Potential Transaction. Unless a Party has Opted-Out, each Party will promptly provide written notice to the other Party if it becomes aware of any Third Party that may have an interest in entering a potential Out-Licensing Transaction with respect to one or more Licensed Compounds or Licensed Products (a “Potential Transaction”), such notice to include the name of the Third Party and any other information that such Party is aware of related to such interest. Promptly following receipt of such notice, the Parties will review and discuss such Potential Transaction and determine whether to pursue such Potential Transaction. If the Parties agree to pursue such Potential Transaction, the Parties will use [***].

10.6

Out-Licensing Costs and Income. Unless a Party has Opted-Out, and notwithstanding any provision to the contrary set forth in an Out-Licensing Agreement, the Parties will share (a) any Out-of-Pocket Costs incurred by a Party or its Affiliates to pursue, negotiate and enter into any Potential Transaction, including any reasonable legal fees incurred with respect thereto, (b) any Out-of-Pocket Costs and any FTE Costs incurred by a Party or its Affiliates for the performance of activities and obligations required under an Out-Licensing Agreement in connection with the Exploitation of Licensed Compounds or Licensed Product, to the extent not reimbursed by the Third Party under the applicable Out-Licensing Agreement ((a) and (b), “Shared Out-Licensing

Costs”) and (c) all payments received by or on behalf of a Party or its Affiliates (including any upfront payments, milestone payments, license fees, equity, royalties, sublicensing income or other such payment, but excluding any reimbursement of Out-of-Pocket Costs and FTE Costs by a Third Party for the performance of activities and obligations required by an Out-Licensing Agreement to the extent such Out-of-Pocket Costs or FTE Costs were not Shared Out-Licensing Costs) in connection with any Out-Licensing Transaction (“Shared Out-Licensing Income”), in each case ((a) and (b)), in accordance with Article 12 (Payments); provided that, Shared Out-Licensing Costs in excess of the amounts set forth in the applicable Research Budget, Development Budget, or Commercialization Budget plus Allowable Overruns, will not be shared.

ARTICLE 11

OPT-OUT RIGHTS

11.1	Right to Opt-Out.

11.1.1

Elective Opt-Out. During the Term, either Party (the “Opt-Out Party”) may elect to opt-out of the obligation to perform and share the costs for activities under the Research Plan, Development Plan or Commercialization Plan (as applicable) and the right and obligation to share the Collaboration Profits and Collaboration Losses (the “Opt-Out”) if: (a) the Parties have not entered into an Out-Licensing Transaction at such time, (b) at such time, (i) such Opt-Out Party’s 50% share of all Shared Research Costs has exceeded, by [***] or more, the 50% share of all Shared Research Costs that are budgeted in the then-current Research Budget, (ii) such Party reasonably concludes, after using Commercially Reasonable Efforts to perform the activities under the Research Plan, that identification of a Development Candidate meeting the DC Criteria is not technically feasible, (iii) such Opt-Out Party’s 50% share of all Shared Development Costs has exceeded, by [***] or more, the 50% share of all Shared Development Costs that are budgeted in the then-current Development Budget, (iv) such Opt-Out Party’s 50% share of all Shared Commercialization Costs has exceeded, by [***] or more, the 50% share of all Shared Commercialization Costs that are budgeted in the then-current Commercialization Budget, or (v) such Opt-Out Party’s 50% share of the Additional Unbudgeted Expenses has exceeded [***], and (c) such Opt-Out Party provides a notice of Opt-Out in compliance with this Section 11.1 (Right to Opt-Out).

11.1.2	Deemed Opt-Out.

(a)

Failure to Obtain Further Development or Commercialization Approval. If (i) Further Development Approval has not been provided by the JSC within [***] (as may be extended by mutual agreement of the Parties) following the Completion of the Research Plan activities, or (ii) the Commercialization Approval has not been provided by the JSC within [***] (as may be extended by mutual agreement of the Parties) following the completion of the Development Plan activities, then the Party desiring to continue with further Development activities or Commercialization activities, as applicable, may provide its notice to the other Party that it desires to continue to progress the Program itself, as applicable (the “Continuation Notice”); provided that in the event that the Parties are actively negotiating an Out-Licensing Transaction with a Third Party, then the period set forth in clause (i) or clause (ii), as applicable, will be automatically extended for so long as the Parties are continuing to actively negotiate such Out-Licensing Transaction, such extension not to exceed an additional [***] (unless otherwise agreed by the Parties in writing). If the other Party provides notice to such notifying

Party within [***] of receiving such Continuation Notice that it also desires to continue to progress the Program, then the Further Development Approval or Commercialization Approval, as applicable, will be deemed to be provided by the JSC on the date of such notice. If the other Party provides notice to such notifying Party within [***] that it does not desire to continue to progress the Program, or does not provide any notice to such notifying Party within such [***] period, then (A) such other Party will be deemed to have Opted-Out and will be deemed an Opt-Out Party, (B) the Party providing the Continuation Notice will be deemed a Continuing Party, and (C) the effects of Opt-Out set forth in Section 11.2 (Effects of Opt-Out) shall apply.

(b)

Failure to Agree on Budget Increase. If a Party is not willing to bear an increase to the Out-of-Pocket Costs set forth in (i) the Research Budget in accordance with Section 3.2.3(c) (Research Costs; Research Budget) and subject to dispute resolution in accordance with Section 3.2.3(d) (Research Costs; Research Budget), (ii) the Development Budget in accordance with Section 6.3.3(c) (Development Costs; Development Budget) and subject to dispute resolution in accordance with Section 6.3.3(d) (Development Costs; Development Budget), or (iii) the Commercialization Budget in accordance with Section 8.3.3(c) (Commercialization Costs; Commercialization Budget) and subject to dispute resolution in accordance with Section 8.3.3(d) (Commercialization Costs; Commercialization Budget), as applicable, beyond the costs set forth in the then-current Research Budget (plus Allowable Overruns), Development Budget (plus Allowable Overruns), or Commercialization Budget (plus Allowable Overruns), as applicable, then (A) such Party will be deemed to have Opted-Out and will be the Opt-Out Party for all intents and purposes hereunder, and (B) the effects of Opt-Out set forth in Section 11.2 (Effects of Opt-Out) shall apply.

(c)

Failure to Designate a Development Candidate. If, the Parties, through the JSC, do not designate at least one Development Candidate in accordance with Section 3.3.3(b) (Development Candidate Identification), and one Party (but not both Parties) desires to conduct additional Research Activities to identify additional Collaboration Compounds that meet the DC Criteria, then (i) such other Party will be deemed to have Opted-Out and will be the Opt-Out Party for all intents and purposes hereunder, and (ii) the effects of Opt-Out set forth in Section 11.2 (Effects of Opt-Out) shall apply.

11.1.3

Opt-Out Procedure. If either Party elects to Opt-Out pursuant to Section 11.1.1 (Elective Opt-Out), such Party will provide written notice of such Opt-Out to the non-Opt-Out Party, which notice will also include (to the extent not already provided to the JSC) a summary of key data and results of the Opt-Out Party’s activities under the Research Plan, Development Plan or Commercialization Plan, as applicable, and as reasonably necessary for the non-Opt-Out Party to evaluate whether it wants to continue the activities under the Program. Within [***] following the receipt of such notice of Opt-Out, the non-Opt-Out Party will notify the Opt-Out Party whether or not it will continue with the activities under the Program to identify a Development Candidate and to Exploit Licensed Compounds and Licensed Products, as applicable. If such non-Opt-Out Party notifies the other Party that it will not continue with such activities, then this Agreement will automatically terminate in accordance with Section 17.2.6 (Termination for Failure to Continue Following Opt-Out). If such non-Opt-Out Party notifies the Opt-Out Party that it will continue with such activities for the Program, then (a) such Opt-Out by the Opt-Out Party will be effective on the first day of the next applicable Opt-Out Period (or if such written notice is provided by the non-Opt-Out Party during an Opt-Out Period, then such Opt-Out will be effective on the date that is [***] following the date on which such notice is provided) (such effective date of Opt-Out, the “Opt-Out Date”), (b) such non-Opt-Out Party will be deemed a “Continuing Party” and (c) notwithstanding any provision to the contrary set forth in this Agreement, the effects of Opt-Out set forth in Section 11.2 (Effects of Opt-Out) will apply.

11.2	Effects of Opt-Out.

11.2.1

No Obligations. The Opt-Out Party and the Continuing Party will have no further obligations to conduct any further activities under the Research Plan, Development Plan or Commercialization Plan, as applicable, and the Opt-Out Party and its Affiliates will cease the Exploitation of any Licensed Compounds or Licensed Product under this Agreement.

11.2.2

No Collaboration Profit/Loss Share. The Opt-Out Party will no longer be required to pay a portion of Collaboration Losses incurred after the Opt-Out Date or have a right to receive a portion of Collaboration Profits received after the Opt-Out Date under Section 12.1 (Collaboration Profit and Loss Sharing), and the Opt-Out Party will instead have a right to receive the payments set forth in Section 12.2 (Payments Following Opt-Out).

11.2.3	Out-Licensing Transactions. [***]

11.2.4

Termination of Licenses to Opt-Out Party. The licenses granted by the Continuing Party to the Opt-Out Party under Section 4.1 (Collaboration License to Odyssey) and Section 4.2 (Collaboration License to Terray), as applicable, will terminate.

11.2.5	License Grant to Continuing Party. Upon the Opt-Out Date, the Opt-Out Party will grant the licenses set forth in Section 4.3 (Opt-Out License to Continuing Party) to the Continuing Party.

11.2.6	IP Rights. If [***] is the Opt-Out Party, then, notwithstanding any provision to the contrary set forth in this Agreement:

(a)

[***] will have the first right (and [***] will have the second right) to file, prosecute and maintain the Joint Collaboration Patent Rights and Section 13.2.1 [***] First Right) and Section 13.2.2 [***] Second Right) will apply mutatis mutandis.

(b)

[***] will have the first right (and [***] will have the second right) to initiate an Infringement Action against any Competitive Infringement with respect to any Joint Collaboration Patent Rights, and Section 13.3.2 (Competitive Infringement) will apply mutatis mutandis.

11.2.7	Dissolution of the JSC. The JSC will dissolve in accordance with Section 5.1.1 (Formation and Purpose of the JSC).

11.2.8

Assignment of Regulatory Submissions. Upon the Opt-Out Date, the Opt-Out Party will and hereby does, and will cause its Affiliates and Sublicensees to, (a) transfer to the Continuing Party all of its Clinical Trial data and Regulatory Submissions and (b) assign and take those steps reasonably necessary to transfer ownership of all Regulatory Submissions, Regulatory Approvals, and Pricing Approvals (where applicable) to the Continuing Party, including submitting to each applicable Regulatory Authority a letter or other necessary documentation notifying such Regulatory Authority of the transfer of such ownership of such Regulatory Submissions, Regulatory Approvals, and Pricing Approvals (where applicable), in each case (a) and (b), pertaining to Licensed Compounds or Licensed Products and Controlled by the Opt-Out Party or any of its Affiliates or its Sublicensees as of the Opt-Out Date. Pending transfer of such Regulatory Submissions, Regulatory Approvals, and Pricing Approvals, upon the Opt-Out Date, the Opt-Out Party hereby grants to the Continuing Party a right of reference to all such Regulatory Submissions, Regulatory Approvals, and Pricing Approvals, upon the Opt-Out Date for purposes of obtaining Regulatory Approval for the Licensed Compounds and Licensed Products. In addition, (i) the obligations set forth in Section 7.2 (Regulatory Cooperation) through Section 7.4 (Regulatory Costs) will no longer apply, and (ii) [***].

11.2.9

Ongoing Clinical Trials. If, as of the Opt-Out Date, the Opt-Out Party or its Affiliates or its Sublicensees are conducting any Clinical Trials involving any Licensed Products, then, unless prohibited by any Regulatory Authority or Applicable Law, at the Continuing Party’s request, on a Clinical Trial-by-Clinical Trial basis, the Opt-Out Party will transfer control of all such requested Clinical Trials to the Continuing Party or its designees. [***]. If the Continuing Party does not elect to assume control of any such Clinical Trials, then the Opt-Out Party will, in accordance with accepted pharmaceutical industry norms and ethical practices, wind-down any on-going Clinical Trials of Licensed Products for which it has responsibility hereunder in an orderly manner. The Opt-Out Party will be responsible for any Out-of-Pocket Costs associated with such wind-down.

11.2.10

Opt-Out Party Knowledge and Inventory Transfer. The Opt-Out Party will promptly provide to the Continuing Party or its designated Affiliate or Third Party copies of all (a) Collaboration Know-How necessary or reasonably useful to Develop, Manufacture, Commercialize, or otherwise Exploit the Licensed Compounds or Licensed Products and (b) Know-How in the Opt-Out Party’s Background IP [***]

that is [***], Develop, Manufacture, Commercialize, or otherwise Exploit the Licensed Compounds or Licensed Products, in each case ((a) and (b)), in the Opt-Out Party’s possession and Control (and only to the extent not previously provided to the Continuing Party). For a period of [***] after the Opt-Out Date, the Opt-Out Party will make the appropriate employees and consultants of it and its Affiliates reasonably available to the Continuing Party (or its designee) at reasonable times and upon reasonable prior notice, for the purpose of assisting the Continuing Party (or its designee) to understand or practice such Know-How; provided that such [***] period will be extended to the extent any information or assistance requested during such [***] period remains outstanding; and provided further that the Opt-Out Party will use reasonable efforts to provide any reasonably requested additional assistance following such [***] period at the Continuing Party’s cost. The Opt-Out Party will also, at the Continuing Party’s option, transfer to the Continuing Party or its designated Affiliate or Third Party all inventory of the Licensed Compounds, Licensed Products and components and works in process held by the Opt-Out Party with respect to the Manufacture of such Licensed Compounds and Licensed Products as of the Opt-Out Date.

11.2.11

Necessary Third Party Agreements. At the Continuing Party’s written request, the Opt-Out Party will assign to the Continuing Party any Necessary Third Party Agreement requested by the Continuing Party, unless assignment of any such Necessary Third Party Agreement is not permitted, in which case the Opt-Out Party (or such Affiliate or Sublicensee, as applicable) will secure, at the Continuing Party’s expense and request, the consent of the applicable Third Party to such assignment or will reasonably cooperate and assist the Continuing Party or its designee in entering into an agreement with the applicable Third Party of such Necessary Third Party Agreement. Until such time as such agreement is either assigned or a new agreement is entered into with such Third Party, the Opt-Out Party will maintain such agreement in good standing to ensure that the Continuing Party has access to the relevant rights under such Necessary Third Party Agreement.

11.2.12

Responsibility for Costs. Except as otherwise set forth in this Section 11.1 (Right to Opt-Out), each Party will bear its own costs with respect to the activities set forth in this Section 11.1 (Opt-Out Right).

11.3	Re-Opt-In Right.

11.3.1

Option to Re-Opt-In. At any time during the period starting from [***], if the Continuing Party has not already entered into an Out-Licensing Transaction, then the Opt-Out Party will have the option to reinstate its participation in the Program as set forth in Section 11.3 (“Re-Opt-In”); provided that, [***].

11.3.2

Exercise of Re-Opt-In. In order to exercise a Party’s option to Re-Opt-In, (a) the Opt-Out Party must provide a notice of Re-Opt-In to the Continuing Party prior to the Re-Opt-In Deadline, (b) within [***] of such notice, the Continuing Party will notify the Opt-Out Party of the amount of the Re-Opt-In Payment, including providing reasonable details (consistent with level of details provided in a Reconciliation Report) on the calculation of such amount, and (c) within [***] of such notice in clause (b) [***], the Opt-Out Party will pay the Continuing Party the Re-Opt-In Payment (the date of such payment, the “Re-Opt-In Date”). If the Opt-Out Party fails to make such payment to the Continuing Party within such [***] period [***], then the Opt-Out Party’s right to Re-Opt-In will be deemed to have terminated without a Re-Opt-In, unless such failure to make such payment is cured within the [***] period after receipt of written notice from the Continuing Party. Any disputes between the Parties relating to the calculation of the Re-Opt-In Payment under this Section 11.3.2 (Exercise of Re-Opt-In) shall be finally resolved by a Third Party independent financial expert, reasonably agreed by both Parties, that will have reasonable access to inspect such books and records of the Continuing Party (as set forth in Section 12.5.1 (Books and Records)) to determine such Re-Opt-In Payment amount.

11.3.3

Terms on Re-Opt-In. Upon the occurrence of the Re-Opt-In Date, (a) the terms in Section 11.2.1 (No Obligations) to Section 11.2.7 (Dissolution of the JSC) will be deemed void with respect to the prior Opt-Out, and, as of the Re-Opt-In Date, the Agreement will be interpreted as if these terms did not take effect; provided that, the Opt-Out Party would not be responsible for any of obligations to conduct activities under the Research Plan, Development Plan or Commercialization Plan, as applicable, that the Opt-Out Party would have been required to conduct during the period between the Opt-Out Date and the Re-Opt-In Date had the Opt-Out Party not Opted-Out, and (b) the Party that was an Opt-Out Party will no longer be deemed an Opt-Out Party under this Agreement, and (c) as of the Re-Opt-In Date, for any terms that are contingent upon an Opt-Out occurring or not occurring, those terms will be interpreted as if an Opt-Out had not yet occurred under this Agreement.

ARTICLE 12

PAYMENTS

12.1

Collaboration Profit and Loss Sharing. From (a) the Effective Date until the earlier of (i) the Opt-Out Date if a Party Opts-Out, and (ii) the effective date of expiration or termination of this Agreement, and (b) the date of Re-Opt-In of an Opt-Out Party until the earlier of (i) the Opt-Out Date if a Party Opts-Out and (ii) the effective date of expiration or termination of this Agreement, in each case ((a) and (b)), the Parties will equally share (50:50) Collaboration Profits and Collaboration Losses in accordance with this Section 12.1 (Collaboration Profit and Loss Sharing).

12.1.1

Reconciliation of Collaboration Profits and Losses. [***], each Party will provide to the other Party an accurate and complete report detailing all costs incurred and payments received by such Party and its Affiliates that would be included in the calculation of the Collaboration Profits and Collaboration Losses, broken out by cost or payment category agreed by the JSC, [***] (the “Reconciliation Report”). The

Reconciliation Report will provide reasonable detail for each such cost or income amount, as agreed to by the JSC. Each Party will provide reasonable supporting documentation for such costs at the request of the other Party. In addition, within [***], Within [***] based on such reports, and the amount of any reimbursement payment owed by one Party to the other, such that the Collaboration Profit or Collaboration Losses, as applicable, will be shared equally (50:50) between the Parties, and will notify the other Party of such reimbursement payment amount. The Party owing such reimbursement payment will pay such amount to the other Party within [***] after [***] has delivered such notice of the reimbursement payment amount. In the event of any disagreement with respect to the calculation of any such payment under this Section 12.1.1 (Shared Research Costs; Shared Development Costs), the Parties will have an additional [***] to discuss such dispute, but any undisputed portion of such payment will be paid within such [***] If the Parties do not resolve the dispute in such additional [***] discussion period, the Parties will follow the dispute resolution procedure under Section 18.1 (Dispute Resolution). For clarity, each Reconciliation Report provided by a Party will be the Confidential Information of such Party.

12.1.2	Amendments to Reconciliation Process.

(a)

During the Term, each Party may propose amendments to (i) the calculation of Collaboration Profit or Collaboration Losses in order to account for any costs incurred or payments received by the Parties or their Affiliates from the Exploitation of Licensed Compounds and Licensed Products that are currently not accounted for in the then-current definitions of Collaboration Profit or Collaboration Loss, as applicable, and (ii) the procedures for reconciling and determining amounts owed with respect to the sharing of Collaboration Profit and Collaboration Losses; provided that no such amendments will be effective until approved by the Parties in writing in accordance with Section 18.9 (Amendment; Waiver).

(b)	In addition, [***].

12.2	Payments Following Opt-Out.

12.2.1

Out-Licensing Net Proceeds Sharing. Subject to Section 12.3 (Continuing Party Cost Offset), in the event of an Opt-Out by a Party in accordance with Article 11 (Opt-Out Rights), and notwithstanding any provision to the contrary set forth in any Out-Licensing Agreement, the Opt-Out Party will be entitled to a percentage of Out-Licensing Net Proceeds (if any) during the Term following the Opt-Out Date (unless and until any Re-Opt-In by such Opt-Out Party), as set forth in Schedule 12.2.1 (Out-Licensing Net Proceeds Sharing) [***] (the “Opt-Out Out-Licensing Share”), and the Continuing Party will be entitled to any remaining portion of Out-Licensing Net Proceeds.

12.2.2

Opt-Out Out-Licensing Share Report. Within [***] during the Term following the Opt-Out Date, the Continuing Party will provide to the other Party an accurate and complete report detailing (a) the costs incurred and payments received by such Party and its Affiliates that would be included in the calculation of Out-Licensing Net Proceeds, broken out by cost or payment category, and (b) the amount of Opt-Out Out-Licensing Share payable by the Continuing Party to the Opt-Out Party, in each case, [***] in accordance with such Party’s accounting standards consistently applied (the “Opt-Out Out-Licensing Share Report”). The Continuing Party will make all Opt-Out Out-Licensing Share payments for each Calendar Year no later than [***] after the end of each Calendar Year [***] for the applicable Calendar Year.

12.2.3

Further Assurances. The Parties acknowledge and agree that the process set forth in Section 12.2.1 (Out-Licensing Net Proceeds Sharing) and Section 12.2.2 (Opt-Out Out-Licensing Share Report) assumes that the Opt-Out Party will not be a party to the applicable Out-Licensing Agreement and will not directly receive any payments or incur any costs in connection with any Out-Licensing Transaction entered into by the Continuing Party following the Opt-Out Date. In the event that the Opt-Out Party is a party to the applicable Out-Licensing Agreement and does receive payments (other than the Opt-Out Out-Licensing Share) or incur costs in connection with the Out-Licensing Transaction, then the Opt-Out Party will provide any necessary information and each Party will make any necessary payments as to give effect to the allocation of Out-Licensing Net Proceeds set forth in Section 12.2.1 (Out-Licensing Net Proceeds Sharing), and the reporting and payment procedure in 12.1.1 (Reconciliation of Collaboration Profits and Losses) will apply mutatis mutandis.

12.2.4	Opt-Out Royalties.

(a)

Royalties. Subject to Section 12.3 (Continuing Party Cost Offset), on a country-by-country basis, if and only for such period that (i) a Party has Opted-Out, (ii) no Out-Licensing Transaction has been entered into with respect to the applicable Licensed Product for such country in the Territory, and (iii) the Continuing Party or its Affiliates is Commercializing one or more Licensed Products in such country, then, until the expiration of the applicable Royalty Term for such Licensed Product and such country, the Continuing Party will pay the Opt-Out Party a royalty on Net Sales of such Licensed Product at the applicable rates set forth in Schedule 12.2.4 (Opt-Out Royalty) for each Licensed Product and such country, in each case, that are not the subject of an Out-Licensing Transaction in such country, in each Calendar Year (“Opt-Out Royalty”).

(b)	Adjustments to Royalty Payments.

(i)	Royalty Reduction [***]

(ii)	[***]

(iii)	[***]

(iv)	[***]

(v)	[***]

(c)

Royalty Reports; Payments. Commencing on [***], no later than [***] after the end of each Calendar Quarter, the Continuing Party will provide to the Opt- Out Party a written report (each, a “Royalty Report”), which Royalty Report will set forth: [***]. All Royalty Reports will be the Confidential Information of the Continuing Party. The Continuing Party will make all royalty payments for each Calendar Quarter no later than [***] after the end of each Calendar Quarter concurrently with the applicable Royalty Report. The Parties acknowledge and agree that the rights and access to the non-Continuing Party’s Know-How as set forth in the licenses granted herein is material and valuable consideration being provided by such non-Continuing Party, in addition to the licenses and rights being provided with respect to such non-Continuing Party’s Patents.

12.3	Continuing Party Cost Reimbursement. Notwithstanding any provision to the contrary set forth in this Agreement, [***].

12.4

Other Payments. Subject to the terms and conditions of this Agreement, each Party will pay to the other Party any other undisputed amounts due under this Agreement no later than [***] after receipt of an invoice for such amounts.

12.5	Records and Audits.

12.5.1	Books and Records. Each Party will, and will cause it Affiliates to (a) keep complete, true, and accurate books and records in accordance with GAAP in relation to this

Agreement, including in relation to any costs incurred or payments received by a Party or its Affiliates that are subject to sharing by the Parties in accordance with Section 12.1 (Collaboration Profit and Loss Sharing) or Section 12.2 (Payments Following Opt-Out), Net Sales of Licensed Products and the deductions taken in the calculation of Net Sales in sufficient detail to enable amounts owed or payable to the other Party hereunder to be determined, and (b) maintain such books and records for at least [***] following the Calendar Year to which they pertain. Each Party (the “Auditing Party”) may, upon written request to the other Party, cause an internationally-recognized independent accounting firm (the “Auditor”), that is reasonably acceptable to the other Party (the “Audited Party”) to inspect the relevant records of such Audited Party and its Affiliates to verify the payments made and amounts reported by the Audited Party and the related reports, statements, and books of accounts, as applicable.

12.5.2

Audit Procedure. Before beginning its inspection, the Auditor will execute a written agreement acceptable to the Audited Party pursuant to which the Auditor agrees to keep confidential all information reviewed during such inspection, which agreement will contain terms of confidentiality and non-use no less stringent than those set forth in this Agreement. The Auditor will have the right to disclose to the Auditing Party only its conclusions regarding any payments owed under this Agreement. Each Party and its Affiliates will make their records available for inspection by the Auditor during regular business hours at such place or places where such records are customarily kept, upon receipt of reasonable advance notice from the Auditing Party. The records will be reviewed solely to verify the accuracy of the Audited Party’s royalty payments and other payment obligations and compliance with the financial terms of this Agreement.

12.5.3

Frequency; Overpayments and Underpayments. [***] without cause in any Calendar Year [***]. In addition, the Auditing Party will only be entitled to audit the books and records of the Audited Party for the [***] prior to the Calendar Year in which the audit request is made. The Auditing Party agrees to hold in strict confidence all information received and all information learned in the course of any audit or inspection, except to the extent necessary to enforce its rights under this Agreement or to the extent required to comply with any Applicable Law or judicial order. The Auditor will provide its audit report and basis for any determination to the Audited Party at the time such report is provided to the Auditing Party before it is considered final. In the event that the final result of the inspection reveals an underpayment or overpayment by either Party, the underpaid or overpaid amount will be settled promptly plus interest due on any underpayments at the Interest Rate. The Auditing Party will pay for such inspections, as well as its expenses associated with enforcing its rights with respect to any payments hereunder; provided that if an underpayment of more than [***] of the total payments due hereunder for the applicable year is discovered, then the fees and expenses charged by the Auditor will be paid by the Audited Party.

12.6

Currency of Payment. All amounts to be paid by one Party to another Party pursuant to this Agreement will be made in United States Dollars. When conversion of payments from any foreign currency is required to be undertaken by a Party, the United States Dollar equivalent will be calculated using such Party’s then-current standard exchange rate methodology as applied in its external reporting for the conversion of foreign currency sales into United States Dollars.

12.7

Late Fees. Each paying Party will pay the other Party interest on any undisputed payments that are not paid on or before the date such payments are due under this Agreement at the prime rate as reported by Citibank N.A., plus [***] (the “Interest Rate”), calculated on the total number of days that the payment is delinquent.

12.8

No Refunds; Offsets. Except as expressly set forth under this Agreement, (a) all payments under this Agreement will be irrevocable, non-refundable, and non-creditable, and (b) neither Party will have the right to offset, set off, or deduct any amounts from or against the amounts due to the other Party hereunder.

12.9

Taxes. Each Party will be responsible for the payment of all taxes imposed on its share of income arising directly or indirectly from the efforts of the Parties under this Agreement. The paying Party shall be responsible for any sales or use, goods and services, value-added and consumption or other similar fees or taxes imposed on amounts payable pursuant to this Agreement. Either Party (a “Withholding Party”) may withhold from payments due to the other Party (a “Non-Withholding Party”) amounts for payment of any withholding tax that is required by Applicable Law to be paid to any Governmental Authority with respect to such payments, which will be remitted in accordance with Applicable Law. The Withholding Party will provide to the Non-Withholding Party all relevant documents and correspondences, and will also provide to the Non-Withholding Party any other cooperation or assistance on a reasonable basis as may be necessary to enable the Non-Withholding Party to claim exemption from such withholding taxes and to receive a refund of such withholding tax or claim a foreign tax credit. The Withholding Party will give proper evidence from time to time as to the payment of any such tax. The Parties will cooperate with each other in seeking deductions under any double taxation or other similar treaty or agreement from time to time in force. Such cooperation may include the Withholding Party making payments from a single source in the U.S., where possible. Notwithstanding the foregoing, if a Party assigns its rights and obligations hereunder to, or otherwise causes payments to be made to the other Party by, an Affiliate or Third Party pursuant to Section 18.10 (Assignment and Successors) and if the assigning Party or such Affiliate or Third Party is required by Applicable Law to withhold any additional taxes from or in respect of any amount payable under this Agreement as a result of such assignment, then any such amount payable under this Agreement will be increased to take into account the additional taxes withheld as may be necessary so that, after making all required withholdings, the receiving Party receives an amount equal to the sum it would have received had no such additional withholding been made.

ARTICLE 13

INTELLECTUAL PROPERTY

13.1	Inventions.

13.1.1

Ownership by Inventorship. For purposes of determining ownership under this Section 13.1 (Inventions), inventorship will be determined in accordance with U.S. patent laws (regardless of where the applicable activities occurred).

13.1.2	[***] Collaboration Technology [***] The [***].

13.1.3	[***] Collaboration Technology. The [***].

13.1.4

Joint Collaboration Technology. The Joint Collaboration Technology will be jointly owned by the Parties, with each Party entitled to the free use and enjoyment of such Joint Collaboration Technology, subject to the licenses granted herein. Subject to such terms and conditions of this Agreement, neither Party will have a duty to account to the other or seek any consent with respect to the licensing or Exploitation of Joint Collaboration Technology. To the extent any further consent is required to enable a Party to so license or Exploit its interest in the Joint Collaboration Technology, the other Party hereby grants such consent. Each Party hereby assigns, and will cause its Affiliates to assign, to the other Party a joint, undivided interest in and to its and their rights, title and interests in and to the Joint Collaboration Technology, and the other Party hereby accepts such assignment.

13.1.5

Disclosure. During the Term, (a) each Party will promptly disclose to the other Party all Joint Collaboration Know-How, (b) Terray will promptly disclose to Odyssey all Odyssey Collaboration Know-How, and, (c) Odyssey will promptly disclose to Terray all Terray Collaboration Know-How, in each case ((a) – (c)), that it develops or invents, whether solely or jointly with others (and in any event, prior to the filing of any patent application with respect to such Know-How), including all invention disclosures or other similar documents submitted to such Party by its or its Affiliates’ employees, agents, or independent contractors relating thereto. Each Party will also respond promptly to reasonable requests from the other Party for additional information relating to such Know-How that it develops or invents.

13.1.6

Personnel Obligations. Each Party’s Affiliates, Sublicensees, and its and their employees, agents, or subcontractors performing work under this Agreement will, prior to commencing such work, be bound by invention assignment obligations, including: (a) promptly reporting any invention, discovery, process or other intellectual property rights; (b) presently assigning to the applicable Party all of his or her rights, title and interests in and to any invention, discovery, process, or other intellectual property rights; (c) cooperating in the prosecution and maintenance and enforcement of any patent and patent application; and (d) performing all acts and signing, executing, acknowledging, and delivering any and all documents required for effecting the obligations and purposes of this Agreement. It is understood and agreed that such invention assignment agreement need not reference or be specific to this Agreement.

13.2	Patent Prosecution.

13.2.1

[***] First Right. [***] will have the first right (but not the obligation) to file, prosecute and maintain all Joint Collaboration Patent Rights in the Territory. [***] will keep [***] reasonably informed of the status of such Joint Collaboration Patent Rights, and [***] will provide [***] with any proposed filings, communications with and responses to any patent office with respect to the Joint Collaboration Patent Rights sufficiently in advance of filing (at least [***] where practicable) and [***] will have the right to review and comment on such filings and responses, which comments [***] will reasonably consider incorporating.

13.2.2

[***] Second Right. If [***] determines in its sole discretion to abandon, not to file or maintain, or not to pursue the prosecution of any Joint Collaboration Patent Rights, then [***] will provide [***] with written notice promptly after such determination (and where practicable, at least [***] prior to any filing or payment due date, or any other due date that requires action in order to avoid loss of rights) to allow [***] a reasonable period of time to determine, for such country, its interest in assuming the prosecution and maintenance of such Joint Collaboration Patent Rights. If [***] provides written notice to [***] expressing its interest in prosecuting and maintaining such Joint Collaboration Patent Rights, then [***] may assume the prosecution and maintenance of such Joint Collaboration Patent Rights unless [***].

13.2.3	Odyssey’s Sole Right. Odyssey will have the sole right (but not the obligation) to file, prosecute and maintain any Odyssey Collaboration Patent Right and any Patent Rights in Odyssey’s Background IP.

13.2.4

Terray’s Sole Right. As between the Parties, Terray will have the sole right (but not the obligation) to file, prosecute and maintain any Terray Collaboration Patent Right, Terray Platform Patent Right and any Patent Rights in Terray’s Background IP.

13.2.5

Prosecution Costs. All reasonable Out-of-Pocket costs of the Parties or its Affiliates related to the prosecution of the Joint Collaboration Patent Rights (“Shared Prosecution Costs”), will be shared by the Parties in accordance with Article 12 (Payments); [***]. Otherwise, [***].

13.3	Patent Enforcement.

13.3.1

Notification. Each Party will promptly notify the other if it becomes aware of any actual, likely, or suspected infringement of any Terray Licensed Patent Right or Odyssey Licensed Patent Right (an “Infringement”), including any Infringement that arises as a result of the making, using, offering to sell, selling, or importing of [***] (a “Competitive Infringement”). In addition, each Party will promptly notify the other in the event such Party becomes aware of any action by a Third Party for a declaration that any of the Terray Licensed Patent Right or Odyssey Licensed Patent Right are not infringed or are invalid, or unenforceable. In all cases, each Party will provide any available evidence of such Infringement or other conduct with such notification.

13.3.2	Competitive Infringements.

(a)

During the Term, [***] will have the first right, but not the obligation, to initiate an infringement or other appropriate suit (an “Infringement Action”) against any Competitive Infringement with respect to any Joint Collaboration Patent Rights at [***] (but subject to inclusion of such costs and expenses as Shared Enforcement Costs under Section 13.3.5 (Enforcement Costs and Recoveries)).

(b)

During the Term, if [***] fails to initiate an Infringement Action against any Competitive Infringement with respect to any such Joint Collaboration Patent Rights, during the earlier of (i) [***] after written notice of such Competitive Infringement is first provided by a Party under Section 13.3.1 (Notification) and (ii) [***] before any statute of limitation or other deadline that would be prejudicial to [***] right to initiate an Infringement Action, then in each case ((i) and (ii)), [***] will have the right to initiate and control an Infringement Action with respect to such Competitive Infringement using counsel of its own choice, at its own discretion and at [***] cost and expense (but subject to inclusion of such costs and expenses as Shared Enforcement Costs under Section 13.3.5 (Enforcement Costs and Recoveries)), and [***] will have the right, at its own expense (but subject to inclusion of such costs and expenses as Shared Enforcement Costs under Section 13.3.5 (Enforcement Costs and Recoveries)), to be represented in any such action by counsel of its own choice.

(c)

During the Term, (i) [***] will have the sole right, but not the obligation, to initiate an Infringement Action to abate any existing, alleged, or threatened Competitive Infringement with respect to [***] Background IP or the [***] Collaboration Patent Rights at [***] cost and expense (but subject to inclusion of such costs and expenses as Shared Enforcement Costs under Section 13.3.5 (Enforcement Costs and Recoveries)), and (ii) [***] will have the sole right, but not the obligation, to initiate an Infringement Action to abate any existing, alleged, or threatened Competitive Infringement with respect to [***] Background IP or the [***] Collaboration Patent Rights at [***] cost and expense (but subject to inclusion of such costs and expenses as Shared Enforcement Costs under Section 13.3.5 (Enforcement Costs and Recoveries)).

13.3.3

Other Infringement Actions. During the Term, (a) [***] will have the sole right, but not the obligation, to initiate an Infringement Action against any Infringement that is not a Competitive Infringement with respect to Patent Rights in [***] Background IP, [***] Platform Patent Rights or the [***] Collaboration Patent Rights, at [***], (b) [***] will have the sole right, but not the obligation, to initiate an Infringement Action against any Infringement that is not a Competitive Infringement with respect to Patent Rights in [***] Background IP or the [***] Collaboration Patent Rights, at [***], and (c) the Parties will agree upon any initiation of an Infringement Action against any Infringement that is not a Competitive Infringement with respect to any Joint Collaboration Patent Rights, provided that neither

Party will unreasonably withhold, condition, or delay its agreement to initiate any such Infringement Action with respect to any Joint Collaboration Patent Rights upon the reasonable request of the other Party.

13.3.4

Collaboration. Each Party will provide to the enforcing Party reasonable assistance in the enforcement action brought under this Section 13.3 (Patent Enforcement), at such enforcing Party’s request and expense (except that Out-of-Pocket Costs for assistance with respect to enforcement of Competitive Infringement will be included as a Shared Enforcement Cost in accordance with Section 13.3.5 (Enforcement Costs and Recoveries)), including to be named in such action if required by Applicable Law to pursue such action. The enforcing Party will keep the other Party regularly informed of the status and progress of such enforcement efforts, and will reasonably consider the other Party’s comments on any such efforts, including determination of litigation strategy and filing of material papers to the competent court. The non-enforcing Party will be entitled to separate representation in such matter by counsel of its own choice and at its own expense, but such Party will at all times cooperate fully with the enforcing Party. The enforcing Party will not settle any claim, suit, or action that it brought under Section 13.3.2 (Competitive Infringement) in any manner that would limit the rights of the other Party or impose any obligation on the other Party, without the prior written consent of the other Party, which consent will not be unreasonably withheld, conditioned, or delayed.

13.3.5

Enforcement Costs and Recoveries. The enforcing Party bringing a claim, suit, or action under Section 13.3.2 (Competitive Infringement) and Section 13.3.3 (Other Infringement Actions) will be responsible for [***] as a result of such claim, suit, or action; [***].

13.4

Defense of Claims. Each Party will promptly inform the other Party in writing if such Party receives written notice, or otherwise becomes aware, of alleged infringement, misappropriation, or other violation of a Third Party’s intellectual property right based upon such Party’s performance of its obligations or exercise of its rights hereunder. Except as otherwise set forth under this Agreement (including under Article 16 (Indemnification; Limited Liability; Insurance)), such Party will be solely responsible for the defense of any such claim brought against it. The enforcing Party will keep the other Party advised of all material developments in the conduct of any proceedings in defending any claim of alleged infringement, misappropriation, or other violation related to any Licensed Products and the other Party will reasonably cooperate with the enforcing Party in the conduct of such defense. In no event may the enforcing Party settle any such infringement, misappropriation, or other violation claim in any manner that would limit the rights of the other Party or impose any obligation on the other Party, without the prior written consent of the other

Party, which consent will not be unreasonably withheld, conditioned or delayed. Except with respect to Losses indemnified by a Party pursuant to Article 16 (Indemnification; Limited Liability; Insurance), all reasonable Out-of-Pocket costs of the Parties or their respective Affiliates related to the defense of claims that the Exploitation of the Licensed Compound or Licensed Products infringes, misappropriates or otherwise violates a Third Party’s intellectual property rights (“Shared Defense Costs”) will be shared by the Parties in accordance with Article 12 (Payments).

ARTICLE 14

CONFIDENTIALITY

14.1	Confidential Information.

14.1.1

General. The Receiving Party will maintain all Confidential Information disclosed to it or its representatives by or on behalf the Disclosing Party in strict confidence during the Term of this Agreement and for a period of [***] after the expiration or termination of this Agreement; provided that any Confidential Information of either Party that constitutes a trade secret will continue to be subject to the terms of this Article 14 (Confidentiality) in perpetuity, so long as such information remains a trade secret. Each Party will use all such disclosed Confidential Information only to the extent necessary for purposes of this Agreement, including exercising the licenses and rights hereunder and will not disclose such Confidential Information to any Third Party without the prior written consent of the Disclosing Party, except as permitted under this Agreement. Each Party will notify the other Party promptly on discovery of any unauthorized use or disclosure by a Party of the other Party’s Confidential Information, including the other Party’s trade secrets.

14.1.2

Confidential Information of Each Party. All Know-How in Terray’s Background IP, Terray Platform, Terray Platform Technology, Terray Collaboration Know-How, Terray’s DC Data Package, Terray’s Reconciliation Reports, Terray’s Opt-Out Out- Licensing Share Report, Terray’s Royalty Reports and all reports provided by or on behalf of Terray under Sections 6.4 (Development Reports) and Section 8.3.3(d) (Commercialization Reports) and all other Confidential Information provided hereunder by or on behalf of Terray to Odyssey, other than the Joint Collaboration Know-How, will be considered Confidential Information of Terray. All non-disclosed terms of this Agreement and the Joint Collaboration Know-How will be considered the Confidential Information of both Parties. All Know-How in Odyssey’s Background IP, Odyssey Collaboration Know-How, Odyssey’s DC Data Package, Odyssey’s Reconciliation Reports, Odyssey’s Opt-Out Out-Licensing Share Report, Odyssey’s Royalty Reports and all reports provided by or on behalf of Odyssey under Sections 6.4 (Development Reports) and Section 8.3.3(d) (Commercialization Reports), and all other Confidential Information provided hereunder by or on behalf of Odyssey to Terray, other than Joint Collaboration Know-How, will be considered Confidential Information of Odyssey.

14.1.3

Exceptions to Confidentiality. The following information will not be Confidential Information of the Disclosing Party and accordingly, the obligations of each Receiving Party imposed by Section 14.1.1 (General) will not apply to any such information that: (a) was known to the Receiving Party without an obligation to keep such information confidential prior to the Effective Date other than as a result of disclosure under any other agreement between the Parties, including the CDA (as demonstrated by documentary evidence); (b) is or becomes generally available to the public through means other than an unauthorized disclosure by the Receiving Party, its Affiliates, or any agents to whom it or they disclosed such information; (c) was or subsequently is disclosed to the Receiving Party without restriction by a Third Party having a bona fide right to disclose such Confidential Information without breaching any obligation to the Disclosing Party; or (d) is developed independently by the Receiving Party without benefit of or recourse to any of the Disclosing Party’s Confidential Information (as demonstrated by documentary evidence). For clarity, (i) specific aspects or details of Confidential Information will not be deemed to be within the public domain or in the possession of the Receiving Party merely because such details are embraced by more general information in the public domain or in the possession of the Receiving Party; and (ii) any combination of Confidential Information will not be considered in the public domain or in the possession of the Receiving Party merely because individual elements of such Confidential Information are in the public domain or in the possession of the Receiving Party unless the combination is in the public domain or in the possession of the Receiving Party.

14.1.4	Permitted Disclosures.

(a)

Of Confidential Information. Notwithstanding any provision to the contrary set forth in this Article 14 (Confidentiality), each Receiving Party may use and make disclosures of Confidential Information of the Disclosing Party:

(i)

to its Affiliates, and the Receiving Party’s employees, directors, agents, consultants, Permitted Subcontractors, Sublicensees, and advisors to the extent necessary for the potential or actual performance of its obligations or exercise of its licenses and other rights under this Agreement, in each case, who are under an obligation of confidentiality and non-use with respect to such information that are substantially similar with the terms of this Agreement;

(ii)

to any bona fide actual or prospective acquirers, underwriters, investors, lenders and other financing sources (including in connection with any royalty monetization transaction) and any bona fide actual or prospective licensors, Sublicensees, licensees, and strategic partners and to employees, directors, agents, consultants, and advisers of such Third Party, who are under an obligation of confidentiality and non-use with respect to such information that are substantially similar to the terms of this Agreement [***] and provided that such Confidential Information will be disclosed only to the extent reasonably necessary to evaluate the proposed transaction or perform its obligations or exercise its rights granted under the applicable agreement;

(iii)

to patent offices in any country in which Patent Rights are sought for purposes of prosecuting or maintaining any applications for any Patent Rights or defending any Patent Rights in interference or opposition actions as contemplated by this Agreement;

(iv)

to Regulatory Authorities as necessary to pursue Development, Commercialization, Manufacturing, Regulatory Approval, and Pricing Approval (if applicable) of Licensed Products; provided that such Confidential Information will be disclosed only to the extent reasonably necessary to do so, and where permitted, subject to confidential treatment;

(v)

to Third Parties to the extent a Party is required to do so pursuant to the terms of a Collaboration In-Licenses; provided that such Confidential Information will be disclosed only to the extent reasonably necessary to comply with obligations to the Third Party thereunder; or

(vi)

to the extent required to comply with Applicable Law or a court or administrative order (excluding the United States Securities and Exchange Commission or a similar regulatory agency in a country other than the United States (each a “Stock Exchange”), which will be subject to the terms of Section 14.1.4(b) (SEC Filings and Other Disclosures) below), in each case, to the extent applicable to such Party at such time; provided that the Party who is required to make such disclosure under this Section 14.1.4(a)(vi) (A) provides the other Party with reasonable prior written notice, (B) coordinates with the other Party with respect to the wording and timing of any such disclosure and affords the other Party an opportunity to oppose or limit, or secure confidential treatment for such required disclosure to the extent permitted under Applicable Law, (C) if unsuccessful in its efforts pursuant to clause (B), takes all reasonable and lawful actions to obtain confidential treatment for such disclosure, and (D) discloses the minimum amount and scope of the Confidential Information necessary to comply with Applicable Law.

Notwithstanding the foregoing, any Confidential Information so disclosed will remain subject to the terms of this Agreement.

(b)

SEC Filings and Other Disclosures. Each Receiving Party may use and make disclosures of Confidential Information of the Disclosing Party if such Party concludes that such Confidential Information (including a copy of this Agreement) must be filed with a Stock Exchange, provided that such Party will (i) a reasonable time prior to any such filing, provide the other Party with a copy of the Agreement showing any provisions hereof as to which the Party proposes to request confidential treatment, (ii) provide the other Party with an opportunity to comment on any such proposed redactions and to suggest additional redactions, and (iii) take such Party’s reasonable comments into consideration before filing such Agreement and use reasonable efforts to have terms identified by such other Party afforded confidential treatment by the applicable regulatory agency.

14.1.5

Publicity. Except as otherwise contemplated by this Section 14.1.5 (Publicity), Section 14.3 (Publications and Presentations), or as required by Applicable Law, legal process, or stock exchange rules, neither Party will issue a press or news release or make any similar public announcement related to the execution or terms of this Agreement, the conduct of the Research Activities, other Development activities or the Commercialization of the Licensed Compounds and Licensed Products without the prior written consent of the other Party (solely for the purpose of this Section 14.1.5 (Publicity), consent via e-mail with return receipt will be allowed). The disclosing Party may make subsequent public disclosures reiterating such information without having to obtain the other Party’s prior consent and approval so long as the information in such press release or other public announcement remains true, correct, and the most current information with respect to the subject matter set forth therein. Similarly, after a Publication has been made available to the public, each Party may post such Publication or a link to it on its corporate web site (or any website managed by such Party in connection with a Clinical Trial for a Licensed Product, as appropriate) without the prior written consent of the other Party, so long as the information in such Publication remains true, correct, and the most current information with respect to the subject matter set forth therein.

14.2

No Use of Name. Subject to the terms of this Agreement, neither Party will use the name or Trademarks of the other Party in any promotional materials or advertising without the prior written consent of the other Party, except as provided under this Agreement or required by Applicable Law, in which case the Party disclosing such name or Trademarks will give advance notice of such use and otherwise comply with Section 14.1.4(a) (Compliance with Law).

14.3

Publications and Presentations. Neither Party will publicly present or publish the results of, or scientific information regarding, any activities specific to Collaboration Compounds, Licensed Compounds, or the Licensed Products under this Agreement (each such proposed presentation or publication, a “Publication”) absent the other Party’s prior written consent; provided that following an Opt-Out by a Party, the Continuing Party will have the sole right to publicly present or publish any Publication, without the obligation to obtain the prior written consent of the Opt-Out Party as long as it complies with the other terms of this Section 14.3 (Publications and Presentations) below. Any Publication will be made in a manner consistent with Applicable Law and industry practices and subject to the procedure set forth in this Section 14.3 (Publications and Presentations). In addition, prior to publicly presenting or publishing any Publication, the publishing Party will provide the other Party with drafts of such proposed Publication. If requested by the other Party within [***] following receipt of such proposed Publication (or such shorter period as may be agreed upon by the Parties), the publishing Party will delay any such proposed Publication for a reasonable period (not to exceed [***] after the other Party receives such proposed Publication) to permit the other Party to make filings for patent protection, and the publishing Party will otherwise remove Confidential Information of the other Party (except to the extent comprising Joint Collaboration Know-How related to the publishing Party’s activities with respect to the Licensed Compounds and Licensed Products) that is identified by the other Party in such proposed Publication within such [***] (or shorter, as applicable) period. Each Party agrees to acknowledge the contributions of the other Party and the other Party’s employees, in each case, in accordance with standard academic practice regarding authorship of scientific publication.

ARTICLE 15

REPRESENTATIONS, WARRANTIES, AND COVENANTS

15.1	Mutual Representations and Warranties. As of the Effective Date, Terray and Odyssey each hereby represents and warrants to the other as follows:

15.1.1

Organization. It is a corporation duly organized, validly existing, and in good standing under the laws of the jurisdiction of its organization, and has all requisite power and authority, corporate or otherwise, to execute, deliver, and perform this Agreement.

15.1.2

Authorization; No Conflicts. The execution and delivery of this Agreement and the performance by it of the transactions contemplated hereby have been duly authorized by all necessary corporate action and will not violate (a) such Party’s certificate of incorporation or bylaws (or equivalent charter or organizational documents), (b) any agreement, instrument or contractual obligation to which such Party is bound, (c) any requirement of any Applicable Law or regulations or court or administrative under, or (d) any order, writ, judgment, injunction, decree, determination, or award of any court or Governmental Authority presently in effect applicable to such Party.

15.1.3	No Inconsistent Obligation. It is not under any obligation, contractual, or otherwise, to any Person that conflicts with or is inconsistent in any respect with the terms of this Agreement.

15.1.4

No Litigation. There is no action or proceeding pending or, to the knowledge of such Party, threatened that would reasonably be expected to impair or delay the ability of such Party to perform its obligations under this Agreement.

15.1.5

Government Authorizations. All consents, approvals, and authorizations from all Governmental Authorities or other Third Parties required to be obtained by such Party in connection with entering this Agreement, including the grant of any licenses, have been obtained.

15.1.6

Debarment. Neither such Party, nor any Affiliate of such Party, has been debarred by any Regulatory Authority, including under the Generic Drug Enforcement Act of 1992 (21 U.S.C. §301 et seq.), is under investigation for debarment action by any Regulatory Authority, has been disqualified as an investigator pursuant to 21 C.F.R. §312.70, has a disqualification hearing pending or is currently employing or using any Person that has been so debarred or disqualified by any Regulatory Authority to perform any of such Party’s obligations under this Agreement.

15.2	Additional Representations of Terray as of the Effective Date. As of the Effective Date, Terray further represents and warrants to Odyssey, that:

15.2.1

Terray Licensed Patent Rights. To the knowledge of Terray, all application, registration, maintenance, and renewal fees in respect of Terray’s Background IP in the Terray Licensed Technology as of the Effective Date have been paid and all necessary documents and certificates have been filed with the relevant agencies for the purpose of maintaining Terray’s Background IP in the Terray Licensed Technology.

15.2.2	[***]

15.2.3	Existing In-License. Terray is not a party to any agreement with a Third Party pursuant to which Terray Controls any of Terray’s Background IP in the Terray Licensed Technology.

15.2.4

Terray Inventions and Assignments. With respect to Terray’s Background IP in the Terray Licensed Technology: (a) Terray and its Affiliates have obtained from all individuals who contributed to the conception or reduction to practice thereof, effective assignments of all ownership rights of such individuals in such Background IP, either pursuant to written agreement or by operation of law; and (b) all of its employees, officers, and consultants have executed agreements or have existing obligations under Applicable Law requiring assignment to Terray or its Affiliates, as applicable, of all inventions made during the course of performance under this Agreement, and no officer or employee of Terray or its Affiliates is subject to any agreement with any other Third Party that requires such officer or employee to assign any interest in any of such Background IP to any Third Party.

15.2.5

No Terray Infringement. To the knowledge of Terray, the use of Terray’s Background IP in the Terray Licensed Technology as contemplated under this Agreement does not infringe, misappropriate, or otherwise violate any intellectual property rights of any Third Party.

15.2.6

No Third Party Infringement. To the knowledge of Terray, no Patent Right or trade secret right owned or controlled by a Third Party will be infringed or misappropriated by the performance of the Research Activities in accordance with this Agreement, nor has Terray or its Affiliates received in writing any notice alleging such infringement or misappropriation.

15.3	Additional Representations of Odyssey as of the Effective Date. As of the Effective Date, Odyssey further represents and warrants to Odyssey, that:

15.3.1

Odyssey Licensed Patent Rights. To the knowledge of Odyssey, all application, registration, maintenance, and renewal fees in respect of Odyssey’s Background IP in the Odyssey Licensed Technology as of the Effective Date have been paid and all necessary documents and certificates have been filed with the relevant agencies for the purpose of maintaining Odyssey’s Background IP in the Odyssey Licensed Technology.

15.3.2	Existing In-License. Odyssey is not a party to any agreement with a Third Party pursuant to which Odyssey Controls any of Odyssey’s Background IP in the Odyssey Licensed Technology.

15.3.3

Odyssey Inventions and Assignments. With respect to Odyssey’s Background IP in the Odyssey Licensed Technology: (a) Odyssey and its Affiliates have obtained from all individuals who contributed to the conception or reduction to practice thereof, effective assignments of all ownership rights of such individuals in such Background IP, either pursuant to written agreement or by operation of law; and (b) all of its employees, officers, and consultants have executed agreements or have existing obligations under Applicable Law requiring assignment to Odyssey or its Affiliates, as applicable, of all inventions made during the course of performance under this Agreement, and no officer or employee of Odyssey or its Affiliates is subject to any agreement with any other Third Party that requires such officer or employee to assign any interest in any of such Background IP to any Third Party.

15.3.4

No Odyssey Infringement. To the knowledge of Odyssey, the use of Odyssey’s Background IP in the Odyssey Licensed Technology as contemplated under this Agreement does not infringe, misappropriate, or otherwise violate any intellectual property rights of any Third Party.

15.3.5

No Third Party Infringement. To the knowledge of Odyssey, no Patent Right or trade secret right owned or controlled by a Third Party will be infringed or misappropriated by the performance of the Research Activities in accordance with this Agreement, nor has Odyssey or its Affiliates received in writing any notice alleging such infringement or misappropriation.

15.4	Mutual Covenants. Each of Odyssey and Terray covenant to the other as follows:

15.4.1

Conduct of Activities. Each Party will conduct, and each will ensure that their Affiliates, licensees and permitted Sublicensees (as applicable), and Subcontractors conduct, all activities under the Research Plan and Development Plan in a good scientific manner, in accordance with cGLP, cGMP, and cGCP, as applicable, and in compliance with Applicable Law. Each Party and its Affiliates will maintain written or electronic records, in sufficient detail, in a good scientific manner (in accordance with cGLP, cGCP, and cGMP, as applicable), and appropriate for regulatory and patent purposes, and that are complete and accurate in all material respects and reflect all activities performed and results achieved, in each case, by or on behalf of such Party and its Affiliates.

15.4.2

No Encumbrances. It will, and will ensure that its Affiliates will, (a) maintain Control of all Terray Licensed Technology (solely with respect to the covenant made by Terray) or Odyssey Licensed Technology (solely with respect to the covenant made by Odyssey), and (b) not assign, transfer, restrict, impair, encumber or diminish or otherwise grant any Third party any rights with respect to the Terray Licensed Technology (solely with respect to the covenant made by Terray) or Odyssey Licensed Technology (solely with respect to the covenant made by Odyssey) in a manner that would conflict with the other Party’s rights hereunder or the activities contemplated under this Agreement without first obtaining such other Party’s prior written consent.

15.4.3

Collaboration In-Licenses. It will, and will ensure that its Affiliates will, (a) maintain and not breach, and will cause its Affiliates to maintain and not breach, any Collaboration In-License that it is a Party to, and (b) not amend, modify or terminate any such agreement in a manner that would adversely affect the other Party’s rights hereunder, or a Third Party Out-Licensee’s rights under an Out-Licensing Agreement, without first obtaining the other Party’s prior written consent.

15.4.4

Out-Licensing Agreements. It will, and will ensure that Affiliates will, (a) maintain and not breach, and will cause its Affiliates to maintain and not breach, any Out-Licensing Agreement that it is a Party to, and (b) not amend, modify or terminate any such agreement in a manner that would adversely affect the other Party’s rights hereunder without first obtaining such other Party’s prior written consent.

15.4.5

Compliance with Law. It will, and will ensure that its Affiliates, comply with all Applicable Law in connection with the performance of its and its Affiliates’ activities under this Agreement, including, to the extent applicable, the U.S. Foreign Corrupt Practices Act, the European Data Protection Directive 95/46/EC, the European General Data Protection Regulation (Regulation (EU) 2016/679), and any other applicable national data protection legislation.

15.4.6

No Inconsistent Obligations. It will not, and will ensure that its Affiliates will not, take any action or enter into any agreement with any Third Party that conflicts with the rights granted to the other Party under this Agreement.

15.4.7

Foreign Corrupt Practices Act of 1977. In performing under this Agreement, it and its Affiliates agree to comply with all applicable anti-corruption laws, including the Foreign Corrupt Practices Act of 1977, as amended from time-to-time; the anti-corruption laws of the Territory; and all laws enacted to implement the Organization for Economic Cooperation and Development Convention on Combating Bribery of Foreign Officials in International Business Transactions.

15.4.8

No Bribery. It will not directly or indirectly offer or pay, or authorize such offer or payment of, any money, or transfer anything of value, to improperly seek to influence: (a) any elected or appointed government official (e.g., a member of a ministry of health); (b) any employee or person acting for or on behalf of a Governmental Authority; (c) any political party officer, employee, or person acting for or on behalf of a political party or candidate for public office; (d) an employee or person acting for or on behalf of a public international organization; or (e) any person otherwise categorized as a government official under local law.

15.4.9	Export Control. Neither it nor its Affiliates will export, transfer, or sell any Licensed Product to any country or territory except in compliance with Applicable Law.

15.4.10

Debarment. It will not engage, in any capacity in connection with this Agreement or any ancillary agreements, any officer, employee, contractor, consultant, agent, representative, or other person who has been debarred by any Regulatory Authority, including under the Generic Drug Enforcement Act of 1992 (21 U.S.C. §301 et seq.), is under investigation for debarment action by any Regulatory Authority, has been disqualified as an investigator pursuant to 21 C.F.R. §312.70, has a disqualification hearing pending or is currently employing or using any Person that has been so debarred or disqualified by any Regulatory Authority to perform any of such Party’s obligations under this Agreement. Each Party will inform the other Party in writing promptly if it or any person engaged by it or any of its Affiliates who is performing any obligations under this Agreement or any ancillary agreements is debarred or excluded, or if any action, suit, claim, investigation or legal or administrative proceeding is pending or, to each Party’s knowledge, is threatened, pursuant to which a Party, any of its Affiliates or any such person performing obligations hereunder or thereunder may become debarred or excluded.

15.5

Warranty Disclaimer. EXCEPT AS EXPRESSLY SET FORTH HEREIN, THE INTELLECTUAL PROPERTY RIGHTS AND MATERIALS PROVIDED BY EACH PARTY ARE PROVIDED “AS IS” AND WITHOUT WARRANTY. EXCEPT AS EXPRESSLY SET FORTH HEREIN, EACH OF THE PARTIES EXPRESSLY DISCLAIMS ANY AND ALL WARRANTIES OF ANY KIND, EXPRESS OR IMPLIED, INCLUDING THE WARRANTIES OF DESIGN, MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, VALIDITY, OR ENFORCEABILITY OF THEIR RESPECTIVE INTELLECTUAL PROPERTY RIGHTS, AND NONINFRINGEMENT OF THE INTELLECTUAL PROPERTY RIGHTS OF THIRD PARTIES, IN EACH CASE, ARISING FROM A COURSE OF DEALING, USAGE, OR TRADE PRACTICES, IN ALL CASES WITH RESPECT THERETO.

ARTICLE 16

INDEMNIFICATION; LIMITED LIABILITY; INSURANCE

16.1

Indemnification of Terray by Odyssey. Subject to Section 16.3 (Conditions to Indemnification) and Section 16.4 (Shared Losses), Odyssey will defend, indemnify, and hold harmless Terray and its Affiliates, and their respective employees, officers, and directors (“Terray Indemnitees”) from and against any and all liability, damage, loss, cost, or expense of any nature (including reasonable attorney’s fees and litigation expenses) (“Losses”) incurred or imposed upon Terray Indemnitees or any one of them in connection with any claims, suits, actions, demands, proceedings, causes of action, or judgments resulting from a Third Party claim to the extent arising out of or relating to: (a) the breach by any Odyssey Indemnitee or Odyssey’s Sublicensees or Subcontractor of any term of this Agreement; (b) the negligence or willful misconduct of any Odyssey Indemnitee or Odyssey’s Sublicensee or Subcontractor; or (c) if, following an Opt-Out by Terray, Odyssey is the Continuing Party, the Exploitation of any Licensed Compound or Licensed Product by or on behalf of any Odyssey Indemnitee or any of Odyssey’s Subcontractors or Sublicensees; except, in each case ((a) through (c)), to the extent that any such Losses result or arise from a matter under Section 16.2 (Indemnification of Odyssey by Terray) for which Terray is obligated to indemnify Odyssey as to which Losses each Party will indemnify the other to the extent of their respective liability.

16.2

Indemnification of Odyssey by Terray. Subject to Section 16.3 (Conditions to Indemnification) and Section 16.4 (Shared Losses), Terray will defend, indemnify, and hold harmless Odyssey and its Affiliates and their respective employees, officers and directors (“Odyssey Indemnitees”) from and against any and all Losses incurred or imposed upon the Odyssey Indemnitees or any one of them in connection with any claims, suits, actions, demands, proceedings, causes of action, or judgments resulting from a Third Party claim to the extent arising out of or relating to (a) the breach by any Terray Indemnitee or Terray’s Sublicensee or Subcontractor, of any term of this Agreement; (b) the negligence or willful misconduct of any Terray Indemnitee or Terray’s Sublicensee or Subcontractor, or (c) if following an Opt-Out by Odyssey, Terray is the Continuing Party, the Exploitation of any Licensed Compound or Licensed Product by or on behalf of any Terray Indemnitee or any of Terray’s Subcontractors or Sublicensees; except, in each case ((a) through (c)), to the extent that any such Losses result or arise from a matter under Section 16.1 (Indemnification of Terray by Odyssey) for which Odyssey is obligated to indemnify Terray as to which Losses each Party will indemnify the other to the extent of their respective liability.

16.3

Conditions to Indemnification. Any Person seeking indemnification (the “Indemnitee”) under this Article 16 (Indemnification; Limited Liability; Insurance) will give prompt written notice of the indemnity claim to the indemnifying Party and promptly provide a copy to the indemnifying Party of any complaint, summons, or other written or verbal notice that the Indemnitee receives in connection with any such claim. An Indemnitee’s failure to deliver written notice will relieve the indemnifying Party of liability to the Indemnitee under this Article 16 (Indemnification; Limited Liability; Insurance) only to the extent such delay is prejudicial to the indemnifying Party’s ability to defend or settle such claim. The indemnifying Party will have the right to assume and control the defense of the indemnification claim at its own expense with counsel selected by the indemnifying Party and reasonably acceptable to the Indemnitee; provided, however, that an Indemnitee will have the right to retain its own counsel, with the fees and expenses to be paid by the indemnifying Party, if representation of such Indemnitee by the counsel retained by the indemnifying Party would be inappropriate due to actual or potential differing interests between the Indemnitee and any other party represented by such counsel in such proceedings. The indemnifying Party will act reasonably and in good faith with respect to all matters relating to such claim. If the indemnifying Party does not assume the defense of the indemnification claim as described in this Section 16.3 (Conditions to Indemnification), then the Indemnitee may defend the indemnification claim but will have no obligation to do so. The Indemnitee will not settle or compromise the indemnification claim without the prior written consent of the indemnifying Party, and the indemnifying Party will not settle or compromise the indemnification claim in any manner that would have an adverse effect on the Indemnitee’s interests (including any rights under this Agreement or the scope, validity, or enforceability of any Patent Rights, Confidential Information, or other rights licensed by a Party to the other Party hereunder), without the prior written consent of the Indemnitee, which consent, in each case (by the indemnifying Party or the Indemnitee, as the case may be), will not be unreasonably withheld, conditioned, or delayed. The Indemnitee will reasonably cooperate with the indemnifying Party at the indemnifying Party’s expense and will make available to the indemnifying Party all pertinent information under the control of the Indemnitee, which information will be subject to Article 14 (Confidentiality). The indemnifying Party will not be liable for any settlement or other disposition of the claims by the Indemnitee if such settlement is reached without the written consent of the indemnifying Party pursuant to this Section 16.3 (Conditions to Indemnification).

16.4

Shared Losses. All Losses arising from any Third Party claim relating to the Exploitation of a Licensed Product in the Territory, including fees and disbursements to counsel, incurred by either Party or its Affiliates in connection with the defense of any such Third Party claim brought in the Territory (“Shared Loss Costs”) will be shared in accordance with Article 12 (Payments); [***] For the avoidance of doubt, Losses of a Party or its Affiliates to the extent required to be indemnified under Section 16.1(c) (Indemnification of Terray by Odyssey) or Section 16.2(c) (Indemnification of Odyssey by Terray) will be included in Shared Loss Costs and shared in accordance with Article 12 (Payments).

16.5

Limitation on Consequential Damages. NEITHER OF THE PARTIES WILL BE ENTITLED TO RECOVER FROM THE OTHER PARTY ANY SPECIAL, INCIDENTAL, INDIRECT, PUNITIVE DAMAGES OR CONSEQUENTIAL DAMAGES, INCLUDING FOR LOSS OF PROFIT OR LOST OPPORTUNITY IN CONNECTION WITH THIS AGREEMENT (TO THE EXTENT THE SAME ARE CONSEQUENTIAL DAMAGES), ITS PERFORMANCE OR LACK OF PERFORMANCE HEREUNDER, OR ANY LICENSE GRANTED HEREUNDER, EXCEPT TO THE EXTENT THE DAMAGES RESULT FROM (A) SUCH OTHER PARTY’S FRAUD, WILLFUL MISCONDUCT, OR GROSS NEGLIGENCE UNDER THIS AGREEMENT, (B) SUCH OTHER PARTY’S BREACH OF THE OBLIGATIONS OF A PARTY UNDER ARTICLE 14 (CONFIDENTIALITY), (C) [***], OR (D) AMOUNTS REQUIRED TO BE PAID AS PART OF A CLAIM FOR WHICH A PARTY PROVIDES INDEMNIFICATION UNDER ARTICLE 16 (INDEMNIFICATION; LIMITED LIABILITY; INSURANCE).

16.6

Insurance Obligations. Each Party, at its own expense, will maintain liability insurance in an amount consistent with industry standards during the Term. In addition, during the term of Commercialization of any Licensed Product and for a period of at least [***] thereafter, each Party will maintain product liability insurance in an amount consistent with industry standards. Prior to Initiation of a Clinical Trial, each Party will obtain and maintain clinical trial insurance in compliance with all Applicable Law pertaining to the jurisdictions in which such Clinical Trials are conducted. Each Party will provide a certificate of insurance evidencing such coverage to the other Party upon request. Each Party will notify the other Party [***] in advance of cancelation of any such insurance. Such insurance will not be construed to create a limit of a Party’s liability with respect to its indemnification obligations under this Article 16 (Indemnification; Limited Liability; Insurance). All reasonable Out-of-Pocket costs incurred by each Party that are reasonably allocable to obtaining clinical trial insurance or insurance with respect to the Commercialization of Licensed Products, in order to comply with the terms of this Section 16.6 (Insurance Obligations) (“Shared Insurance Costs”), will be shared by the Parties in accordance with Article 12 (Payments); provided that, Shared Insurance Costs in excess of the amounts set forth in the applicable Development Budget or Commercialization Budget plus Allowable Overruns, will not be shared.

ARTICLE 17

TERM AND TERMINATION

17.1

Term. This Agreement will commence on the Effective Date and, unless otherwise terminated pursuant to Section 17.2 (Termination), will continue until the expiration of all payment obligations with respect to Licensed Products under this Agreement (the “Term”). In the event a Party Opts-Out, then on a Licensed Product-by-Licensed Product and country-by-country basis, if the Continuing Party is not in breach of the Agreement and has made all payments due hereunder, then effective upon the expiration of the Royalty Term for such Licensed Product in such country (but not upon any earlier termination of this Agreement for any reason) the licenses granted to the Continuing Party by the Opt-Out Party will become fully paid-up, royalty-free, irrevocable, and perpetual with respect to such Licensed Product in such country.

17.2	Termination. This Agreement may be terminated as follows:

17.2.1

Termination for Convenience. Either Party may terminate this Agreement for convenience in its sole discretion, on not less than [***] prior written notice to the other Party; provided that this Agreement may not be terminated for convenience during the pendency of any active Clinical Trials with respect to a Licensed Product, unless such Clinical Trial was Initiated by the Continuing Party following an Opt-Out by a Party.

17.2.2

Termination for Breach. If a Party materially breaches this Agreement, then the other Party may terminate this Agreement in its entirety upon written notice to the breaching Party, unless such breach is cured within (a) with respect to any material breach of any payment obligation under this Agreement, the [***] period after receipt of written notice from the non-breaching Party, or (b) with respect to any other material breach of this Agreement, the [***] period after receipt of written notice from the non-breaching Party.

17.2.3

Termination for Bankruptcy. This Agreement may be terminated in its entirety by a Party (the “Non-Bankrupt Party”) by providing written notice of termination to the other Party upon the filing or institution of bankruptcy, reorganization, liquidation or receivership proceedings, or upon an assignment of a substantial portion of the assets for the benefit of creditors by the other Party (the “Bankrupt Party”); provided that in the event of any involuntary bankruptcy or receivership proceeding such right to terminate will only become effective if the Bankrupt Party consents to the involuntary bankruptcy or receivership or such proceeding is not dismissed within [***] after the filing of such bankruptcy or receivership.

17.2.4

Termination for Patent Challenge. If a Party or any of its Affiliates or Sublicensees files, assists a Third Party in filing, or joins a Third Party in filing or maintaining, a Patent Challenge of any Joint Collaboration Patent Rights, or any other Patent Right Controlled by the other Party that Covers any Licensed Compound or Licensed Product, then such other Party may provide written notice of its intent to terminate this Agreement, and unless such Patent Challenge is withdrawn within [***] after such notice, such other Party may terminate this Agreement in its entirety.

17.2.5

Termination for Failure to Identify a Development Candidate. If (a) no Collaboration Compound identified in the DC Data Package achieves the DC Criteria (b) the JSC does not designate one or more Collaboration Compounds as a Development

Candidate, and (c) neither Party desires to continue Research Activities to identify additional Collaboration Compounds that meet the DC Criteria, in each case ((a) – (c)), during the [***] period set forth in Section 3.3.3 (Development Candidate Identification) (as such period may be extended), then this Agreement will terminate upon mutual agreement of the Parties at the conclusion of such [***] (or longer) period.

17.2.6

Termination for Failure to Continue Following Opt-Out. If, following the delivery of the notice of Opt-Out by an Opt-Out Party to the other Party, such other Party notifies the Opt-Out Party that it will not continue any activities to identify a Development Candidate or to Exploit Licensed Compounds and Licensed Products, as applicable, in accordance with Section 11.1 (Right to Opt-Out) then either Party may terminate this Agreement within [***] following such notice from such other Party that it will not continue activities under the Agreement.

17.2.7	Termination for Cessation of Development or Commercialization.

(a)

If a Party has Opted-Out, and the Continuing Party does not [***] or does not conduct any [***] Development, Manufacturing or Commercialization activities for any Licensed Compound or Licensed Product for a [***] period of [***] after the Opt-Out Date, and such suspension of activity is not a result of the Continuing Party’s [***], then the Opt-Out Party may, at its election, terminate this Agreement upon [***] prior written notice to the Continuing Party.

(b)

In addition, if (i) no Party has Opted-Out, (ii) an Out-Licensing Transaction has not been entered into and (iii) (A) following the completion of all Research Plan activities, the JSC has not provided the Further Development Approval within [***] following completion of all Research Plan activities and no Party has provided a Continuation Notice during such period, or (B) following the completion of all Development Plan activities, the JSC has not provided Commercialization Approval within [***] following completion of all Development Plan activities and no Party has provided a Continuation Notice during such period, then either Party may terminate this Agreement upon [***] prior written notice to the other Party.

17.2.8

Full Force and Effect During Notice Period. This Agreement will remain in full force and effect until the expiration of the applicable termination notice period. Accordingly, if during any termination notice period described in this Article 17 (Term and Termination) the Parties incur any costs or receive any payments that are to be shared in accordance with Article 12 (Payments), then the Parties will remain responsible to share those costs and payments, even if the due date for the payment occurs after the effective date of termination.

17.2.9

Dispute. If the allegedly breaching Party disputes in good faith the existence or materiality of a breach specified in a notice provided by the other Party in accordance with Section 17.2.2 (Termination for Breach), and such allegedly breaching Party provides the other Party written notice of such dispute within [***] of the notice, then termination of this Agreement under Section 17.2.2 (Termination for Breach), shall not take effect unless and until it has been finally determined pursuant to Section 18.1 (Dispute Resolution) that the alleged breaching Party has materially breached this Agreement and such breaching Party fails to comply with its obligations that have been breached within [***] (with respect to any material breach of a payment obligation) or [***] (with respect to other material breach) after such determination. During the pendency of such dispute and cure period, all of the terms and conditions of this Agreement shall remain in effect and the Parties shall continue to perform all of their respective obligations hereunder.

17.3	Effects of Termination. In the event of any termination of this Agreement effective as of the effective date of termination, the following provisions will apply with respect to Licensed Products:

17.3.1	Right to Continue Non-Out-Licensed Program. If:

(x)

no Party has Opted-Out, and this Agreement is terminated by a Party (i) for convenience in accordance with Section 17.2.1 (Termination for Convenience), (ii) for material breach in accordance with Section 17.2.2 (Termination for Breach), (iii) for bankruptcy in accordance with Section 17.2.3 (Termination for Bankruptcy) or (iv) for a Patent Challenge in accordance with Section 17.2.4 (Termination for Patent Challenge); or

(y)

a Party has Opted-Out, and this Agreement is terminated (i) by the Opt-Out Party for convenience in accordance with Section 17.2.1 (Termination for Convenience) or (ii) by the Continuing Party for (A) convenience in accordance with Section 17.2.1 (Termination for Convenience), and the Opt-Out Party notifies the Continuing Party within [***] of receipt of the applicable termination notice that it wishes to continue activities under the Agreement, (B) material breach in accordance with Section 17.2.2 (Termination for Breach), (C) bankruptcy in accordance with Section 17.2.3 (Termination for Bankruptcy) or (D) a Patent Challenge in accordance with Section 17.2.4 (Termination for Patent Challenge) (the non-terminating Party in clauses (x)(i), (y)(i) and (y)(ii)(A), and the terminating Party in clauses (x)(ii)-(iv) and (y)(ii)(B)-(D), the “Ongoing Party”);

then the Ongoing Party will have the right to continue to progress the Program, and the following provisions will apply:

(a)	[***]

(b)	[***]

(c)	[***]

(d)	[***]

(e)	[***]

(f)	[***]

17.3.2	Out-License Transactions. With respect to any Out-Licensing Agreement in effect as of the effective date of termination:

(a)

If no Party had Opted-Out as of the effective date of termination, then the Parties will equally share (50:50) the Out-Licensing Net Proceeds following the effective date of termination, and solely with respect to such Out-Licensing Agreement; provided that for purposes of this provision, the definition of “Out-Licensing Net Proceeds” in Section 1.121 (Out-Licensing Net Proceeds) will be deemed to not include the proviso, so that the Parties will equally share any net costs if the costs incurred exceed the payment received. The reporting and payment procedure in 12.1.1 (Reconciliation of Collaboration Profits and Losses) will apply mutatis mutandis.

(b)

If a Party had Opted-Out as of the effective date of termination, then the Parties will share the Out-Licensing Net Proceeds following the effective date of termination, and solely with respect to such Out-Licensing Agreement, in accordance with the terms of Section 12.2.1 (Out-Licensing Net Proceeds Sharing) through Section 12.2.3 (Further Assurances).

17.3.3

Termination of License. Except with respect to any licenses granted under Section 17.3 (Effects of Termination), all licenses granted by one Party to the other Party under this Agreement will terminate.

17.3.4

Wind Down of Activities. Except as set forth in Section 17.3.1 (Right to Continue Non-Out-Licensed Program), the Parties will promptly wind down any Development activities (including any Clinical Trials), Manufacturing activities or Commercialization activities that are currently in progress in accordance with Applicable Law. Except as otherwise set forth in this Section 17.3 (Effects of Termination), each Party will be solely responsible for its internal costs associated with such wind down activities, and the Parties will share any Out-of-Pocket Costs associated with such wind down activities.

17.3.5

Confidential Information. Upon termination of this Agreement for any reason, the Receiving Party will destroy all written, electronic, or other materials containing Confidential Information of the Disclosing Party provided to it by the Disclosing Party in connection with the Licensed Products under this Agreement, including all copies thereof, within [***] of such termination and provide certification of such destruction to the Disclosing Party; provided that (a) the Receiving Party may retain one copy in its archives solely for the purpose of monitoring its ongoing confidentiality obligations hereunder, and (b) the Receiving Party will not be obligated to destroy such materials containing Confidential Information of the Disclosing Party that are necessary for the Receiving Party to exercise any other license or right of the Receiving Party that survives such termination of this Agreement or for which the Agreement is not terminated; provided that the Receiving Party’s use of such Confidential Information of the Disclosing Party will continue to be subject to the requirements and restrictions set forth in Article 14 (Confidentiality).

17.4

Surviving Provisions. Subject to the other terms and conditions regarding the termination and survival of obligations under this Agreement in the event of expiration or termination of this Agreement, upon expiration or termination of this Agreement, all provisions of this Agreement will cease to have any effect, except that the following provisions will survive any such expiration or termination for any reason for the period of time specified therein, or if not specified, then they will survive indefinitely: Article 1 (Definitions) (solely to the extent such definitions are used in other surviving provisions), Section 3.5 (Research Materials) (except that the first sentence of Section 3.5 will not survive, and subject to Section 17.3.1 (Right to Continue Non-Out-Licensed Program)),

Section 4.4.1 (Sublicensing During Collaboration) (solely the last sentence), Section 4.4.4 (Responsibility for Sublicensees) (solely the last sentence), Section 4.5.2 (Subcontracting Requirements) (solely the first sentence), Section 4.5.3 (Responsibility for Subcontractors) (solely the last sentence), Section 4.6 [***] Unblocking License), Section 4.9 (No Implied Licenses; Retained Rights) (solely the first, second and third sentence), Section 12.1 (Collaboration Profit and Loss Sharing) (solely with respect to any Collaboration Profits and Collaboration Losses accrued prior to the effective date of such expiration or termination of the Agreement), Section 12.2 (Opt-Out Out-Licensing Sharing Report) (solely with respect to Out-Licensing Net Proceeds and royalties on Net Sales accrued prior to the effective date of such expiration or termination of the Agreement), Section 12.3 (Continuing Party Cost Reimbursement), Section 12.4 (Other Payments) through and including Section 12.9 (Taxes) (solely with respect to payments accrued prior to the effective date of such expiration or termination of the Agreement), Section 13.1 (Inventions), Section 13.2 (Patent Prosecution) (solely with respect to Joint Collaboration Patent Rights), Section 14.1 (Confidential Information), Section 14.2 (No Use of Name), Section 15.5 (Warranty Disclaimer), Sections 16.1 (Indemnification of Terray by Odyssey) through and including Section 16.3 (Conditions to Indemnification), Section 16.5 (Limitation on Consequential Damages), Section 17.1 (Term) (last sentence), Section 17.2.8 (Full Force and Effect During Notice Period), Section 17.3 (Effects of Termination), Section 17.4 (Surviving Provisions) and Article 18 (Miscellaneous). Termination of this Agreement will not relieve either Party of any liability that accrued hereunder prior to the effective date of such termination (including any rights or financial compensation that have accrued to the benefit of a Party prior to such expiration or termination) nor preclude either Party from pursuing all rights and remedies it may have hereunder or at law or in equity with respect to any breach of this Agreement. The remedies provided in this Article 17 (Term and Termination) are not exclusive of any other remedies a Party may have in law or equity.

ARTICLE 18

MISCELLANEOUS

18.1	Dispute Resolution.

18.1.1

Escalation. In the event of any dispute, claim, controversy, or cause of action asserted by a Party against the other Party (a “Claim”), including any alleged breach of this Agreement or claim for indemnification pursuant to Article 16 (Indemnification; Limited Liability; Insurance), such Party may, by written notice to the other Party, refer such matter to the Parties’ respective officers designated below for attempted resolution (each, an “Executive Officer”):

For Odyssey:	Chief Executive Officer (or other senior executive designated by Odyssey for such purpose)

For Terray:	Chief Executive Officer (or other senior executive designated by Terray for such purpose)

18.1.2

Arbitration. With the exception of legal actions, proceedings, or claims described in Section 18.1.3 (Patent and Trademark Disputes) below, or except as set forth in Section 18.5 (Injunctive Relief), for any Claim that was subject to and not resolved under Section 18.1.1 (Resolution by Executive Officers), and a Party desires to pursue resolution of the Claim, then such Claim may only be submitted by either Party for resolution by arbitration in accordance with the procedures set forth in Schedule 18.1.2 hereto.

18.1.3

Patent and Trademark Disputes. Notwithstanding any provision to the contrary set forth in this Agreement, any and all issues regarding the scope, construction, validity, and enforceability of any Patent Right or Trademark relating to a Licensed Product will be determined in a court or other tribunal, as the case may be, of competent jurisdiction under the applicable patent or trademark laws of the country in which such Patent Rights or Trademarks were granted or arose.

18.2

Expedited Dispute Resolution. If (a) the Parties, following escalation through the JSC and the Executive Officers, cannot reach agreement on any matters set forth in Section 5.5.2(a) (Expedited Dispute Resolution) within the timeframes set forth therein, (b) the Parties cannot reach agreement with respect to [***] within the timeframes set forth therein, or (c) the Parties cannot reach agreement on [***] within the timeframes set forth therein, then in each case ((a) – (c)), either Party may refer such matter to be determined by an independent Third Party expert agreed upon by the Parties, which expert will be engaged within [***] following such referral (and subject to any other express requirements with respect to such expert set forth within this Agreement), who, unless otherwise agreed in writing by the Parties, must not be a current or former employee, contractor, agent, or consultant of either Party or its Affiliates. The Parties will promptly engage such expert and each Party will provide (i) such Party’s proposal with respect to such dispute, and (ii) any relevant materials to be considered by the expert when making a decision, in each case ((i) and (ii)), within [***] of determining such Third Party expert. The Parties will instruct such expert to deliver its written decision to the Parties (including a detailed report as to such expert’s rationale for such decision) within [***] after receipt of such relevant materials from the Parties. The Parties will require the decision of such expert to be bound by the parameters of the proposals provided by the Parties and will be no worse for a Party than the other Party’s proposal that is submitted to such expert, as applicable. The decision of such expert will be binding on the Parties. The Parties will share the out-of-pocket costs incurred in connection with the engagement of such expert equally.

18.3

Baseball Arbitration. If (a) the Parties, following escalation through the JSC and the Executive Officers, cannot reach agreement regarding the Out-Licensing Criteria as set forth in Section 5.5.2(b) (Baseball Arbitration Matters), (b) the Parties fail to agree to [***], or (c) the Parties, following escalation through the JSC and the Executive Officers, cannot reach agreement regarding: [***], as applicable (each of (a), (b) and (c), a “Baseball Arbitration Matter”), then either Party may refer such matter to be determined through binding “baseball” arbitration as follows:

18.3.1

Proposals. Within [***] following the date a Party refers a Baseball Arbitration Matter to be resolved in accordance with this Section 18.3 (Baseball Arbitration), each Party will prepare (a) (i) for matters under Section 18.3(a) (Baseball Arbitration), proposed Out-Licensing Criteria, which proposal will include all terms that the Parties have already agreed to, (ii) for matters under Section 18.3(b) (Baseball Arbitration), a proposed draft of the Out-Licensing Agreement, which draft will be consistent with the Out-Licensing Criteria and will include all terms that the Parties have already agreed to, (iii) for matters under Section 18.3(c) (Baseball Arbitration), a proposal for whether the amounts set forth in the Research Budget, Development Budget or Commercialization Budget, as applicable, should be increased and if so, the amount by which it should be increased, and (b) any documentary evidence it wishes to provide in support thereof (collectively, a “Proposal”), and will submit its Proposal to the other Party. Within [***] following the last Party’s submission of its Proposal to the other Party, the Parties will meet and determine whether they agree to either Party’s Proposal, or a modified version thereof.

18.3.2

Arbitration Notice. If the Parties are unable to agree on the selection of a Proposal within the [***] set forth in Section 18.3.1 (Proposals), then either Party may submit to the other Party written notice of its election to resolve the Baseball Arbitration Matter through binding arbitration and an Expert will be appointed in accordance with the provisions of Section 18.3.3 (Designation of Expert).

18.3.3

Designation of Expert. For each Baseball Arbitration Matter, the Parties will appoint one agreed upon expert with relevant experience and expertise (an “Expert”). If the Parties are unable to agree upon such Expert within [***] then each Party will select an expert and the Parties’ two selected experts will, within [***], jointly select a third expert who will be the appointed Expert.

18.3.4

Selection of Proposal. Within [***] following the appointment of such Expert(s), each Party will submit its Proposal to the Expert. For clarity, the Proposal submitted to the Expert by each Party must be identical to the Proposal previously submitted to the other Party in accordance with Section 18.3.1 (Proposals). The Expert will be instructed to select one of the Parties’ Proposals within [***] following the receipt thereof and to select the Proposal that they determine to contain the most fair, balanced, and customary terms (in addition to being consistent with the terms of this Agreement and any prior agreements between the Parties on terms). The Expert will be required to agree to comply with such [***] time limit before accepting appointment. The authority of the Expert will be limited to selecting only one or the other of the Proposals submitted by the Parties. The selection by the Expert of one Party’s Proposal will be binding and conclusive upon both Parties and (i) for matters under Section 18.3(a) (Baseball Arbitration), the proposed Out-Licensing Criteria in such Proposal will become the Out-Licensing Criteria, (ii) for matters under Section 18.3(b) (Baseball Arbitration), the Parties must enter the Out-Licensing Agreement under the terms in such Proposal, and (iii) for matters under Section 18.3(c) (Baseball Arbitration), the proposed increase in the amount set forth in the Research Budget, Development Budget or Commercialization Budget, as applicable, in such Proposal will become the amended Research Budget, Development Budget or Commercialization Budget, as applicable.

18.3.5	Responsibility for Costs of Arbitration. [***].

18.4

Designation of Affiliates. Each Party may discharge any obligations and exercise any rights under this Agreement through delegation of its obligations or rights to any of its Affiliates. Each Party hereby guarantees the performance by its Affiliates of such Party’s obligations under this Agreement, and will cause its Affiliates to comply with the provisions of this Agreement in connection with such performance. Any breach by a Party’s Affiliate of any of such Party’s obligations under this Agreement will be a breach by such Party, and the other Party may proceed directly against such Party without any obligation to first proceed against such Party’s Affiliate.

18.5

Injunctive Relief. Notwithstanding any provision to the contrary set forth in this Agreement, the Parties each stipulate and agree that (a) the other Party’s Confidential Information may include highly sensitive trade secret information, (b) a violation of the licenses granted to a Party under Section 11.2.5 (License Grant to Continuing Party) or Section 17.3.1(a) (License Grant to Ongoing Party) or a breach of Article 14 (Confidentiality) by a Party with respect to such information may cause irrevocable harm for which monetary damages may not provide a sufficient remedy, and (c) in such case of a breach, the non-breaching Party will be entitled to seek equitable relief (including temporary or permanent restraining orders, specific performance or other injunctive relief) from any court of competent jurisdiction. In addition, and notwithstanding any provision to the contrary set forth in this Agreement, in the event of any other actual or threatened breach hereunder, the aggrieved Party may seek equitable relief (including temporary or permanent restraining orders, specific performance or other injunctive relief) from any court of competent jurisdiction without first submitting to the dispute resolution procedures set forth in Section 18.1 (Dispute Resolution).

18.6

Governing Law. This Agreement will be governed by and construed in accordance with the laws of the State of New York without taking into consideration any choice of law principles that would lead to the application of the laws of another jurisdiction.

18.7

Cumulative Remedies. The rights and remedies of the Parties under this Agreement are cumulative and not exclusive and, accordingly, are in addition to and not in lieu of any other rights and remedies of the Parties at law or in equity.

18.8

Notices. Any and all notices or other communications or deliveries required or permitted to be provided hereunder must be in writing and will be deemed given and effective if: (a) delivered by hand or by overnight courier with tracking capabilities; (b) mailed postage prepaid by first class, registered, or certified mail; or (c) delivered by electronic mail followed by delivery via either of the methods set forth in clauses (a) and (b) of this Section 18.8 (Notices), in each case, addressed as set forth below unless changed by notice so given:

If to Odyssey:	[***]

Copy to (which copy will not constitute notice):

[***]

If to Terray:	[***]

Copy to (which copy will not constitute notice):

[***]

All notices will be deemed effective: (a) if by courier, on the Business Day of delivery as evidenced by the courier’s receipt (or if delivered or sent on a non-Business Day, then on the next Business Day); or (b) if sent by registered or certified airmail, on the Business Day of receipt as evidenced on the return receipt.

18.9

Amendment; Waiver. This Agreement may be amended, modified, superseded, or cancelled only by a written agreement between the Parties, and any of the terms of this Agreement may be waived only by a written instrument executed by each Party or, in the case of waiver, by the Party or Parties waiving compliance. The delay or failure of either Party at any time or times to require performance of any provisions will in no manner affect the rights at a later time to enforce the same. No waiver by either Party of any condition or of the breach of any term contained in this Agreement, whether by conduct, or otherwise, in any one or more instances, will be deemed to be, or considered as, a further or continuing waiver of any such condition or of the breach of such term or any other term of this Agreement.

18.10

Assignment and Successors. Neither Party may assign or transfer this Agreement, or any rights or obligations hereunder, without the other Party’s prior written consent unless such assignment is to (a) a Third Party successor or purchaser of all or substantially all of the assets or businesses to which this Agreement relates whether pursuant to a sale of assets, merger, or other transaction, in which case the assigning Party will provide prior written notice to the other Party and need not obtain the other Party’s consent, or (b) an Affiliate of such Party, in which case the assigning Party will provide prior written notice to the other Party and need not obtain the other Party’s consent; provided that, the assigning Party, if surviving, remains fully liable for the performance of its obligations hereunder by such assignee. An assignment to an Affiliate will terminate, and all rights so assigned will revert to the assigning Party, if and when such Affiliate ceases to be an Affiliate of the assigning Party, unless the other Party provides its prior written consent for such assignment not to terminate. For clarity, any assignment in violation of this Section 18.10 (Assignment and Successors) will be null, void, and of no legal effect. This Agreement will be binding upon and inure to the benefit of the Parties and their respective legal representatives, successors and permitted assigns.

18.11

Independent Contractors. It is expressly agreed that Terray and Odyssey will be independent contractors and that the relationship between the two Parties will not constitute a partnership, joint venture or agency. Neither Terray nor Odyssey will have the authority to make any statements, representations or commitments of any kind, or to take any action that is binding on the other Party without the prior written consent of the other Party. Notwithstanding the foregoing, Terray and Odyssey will cooperate in good faith to determine if any portion of the transactions contemplated by this Agreement constitutes a partnership for U.S. federal income tax purposes and to report consistently therewith to the extent required by Applicable Law.

18.12

Third Party Beneficiary. Except as provided in Article 16 (Indemnification; Limited Liability; Insurance), none of the provisions of this Agreement will be for the benefit of or enforceable by any Third Party, including any creditor of any party hereto. Except as provided in Article 16 (Indemnification; Limited Liability; Insurance), no Third Party will obtain any right under any provision of this Agreement or will by reason of any such provision make any claim in respect of any debt, liability or obligation (or otherwise) against any party hereto.

18.13

Force Majeure. Neither Party will be held liable to the other Party nor be deemed to have defaulted under or breached this Agreement for failure or delay in achieving any objective, satisfying any condition, or performing any obligation under this Agreement to the extent that such failure or delay is caused by or results from acts or events beyond the reasonable control of such Party, including, acts of God, embargoes, war, acts of war (whether war be declared or not), terrorism, insurrections, riots, civil commotions, strikes, lockouts, or other labor disturbances, government actions, unavailability of supplies, materials or transportation, fire, earthquakes, floods, epidemics, pandemics, the spread of infectious diseases, and quarantines (“Force Majeure”). Notwithstanding the foregoing, a Party will not be excused from making payments owed hereunder due to any such Force Majeure circumstances affecting such Party. The affected Party will notify the other Party in writing of any Force Majeure circumstances as soon as reasonably practical, and will provide a good faith estimate of the period for which its failure or delay in performance under the Agreement is expected to continue based on currently available information.

18.14

Interpretation. The Parties acknowledge and agree that: (a) each Party and its counsel reviewed and negotiated the terms and provisions of this Agreement and have contributed to its revision; (b) the rule of construction to the effect that any ambiguities are resolved against the drafting Party will not be employed in the interpretation of this Agreement; and (c) the terms and provisions of this Agreement will be construed fairly as to each Party and not in a favor of or against either Party, regardless of which Party was generally responsible for the preparation of this Agreement. In addition, except as otherwise explicitly specified to the contrary, (i) references to a section, schedule, or exhibit means a section of, or schedule, or exhibit to this Agreement, unless another agreement is specified, (ii) the word “including” (in its various forms) means “including without limitation,” (iii) the words “shall” and “will” have the same meaning, (iv) references to a particular statute or regulation include all rules and regulations thereunder and any predecessor or successor statute, rules or regulations, in each case as amended or otherwise modified from time-to-time, (v) words in the singular will be held to include the plural and vice versa, and words of one gender will be held to include the other gender as the context requires, (vi) references to a particular Person include such Person’s successors and assigns to the extent not prohibited by this Agreement, (vii) references to “days” will mean calendar days, unless otherwise specified, (viii) the word “or” will not be exclusive, unless the context otherwise requires, (ix) the titles and headings contained in this Agreement are for reference purposes only and will not affect in any way the meaning or interpretation of this Agreement, (x) the terms “hereof,” “hereby,” “hereto,” and derivative or similar words refer to this entire Agreement, including any schedules or exhibits hereto, (xi) neither Party or its Affiliates or (sub)licensees shall be deemed acting “on behalf of” or “under the authority of” the other Party, and (xii) unless otherwise specified, “$” is in reference to United States Dollars.

18.15

Integration. This Agreement, together with all exhibits and schedules attached hereto, sets forth the entire agreement with respect to the subject matter hereof and thereof and supersedes all other agreements and understandings between the Parties with respect to such subject matter, including the CDA.

18.16

Severability. Each Party hereby agrees that it does not intend to violate any public policy, statutory or common laws, rules, regulations, treaty, or decision of any government agency or executive body thereof of any country or community or association of countries. Should one or more provisions of this Agreement be or become invalid, the Parties will substitute, by mutual consent, valid provisions for such invalid provisions, which valid provisions in their economic effect are sufficiently similar to the invalid provisions such that it can be reasonably assumed that the Parties would have entered into this Agreement with such valid provisions. In case such valid provisions cannot be agreed upon, the invalidity of one or several provisions of this Agreement will not affect the validity of this Agreement as a whole, unless the invalid provisions are of such essential importance to this Agreement such that it is to be reasonably assumed that the Parties would not have entered into this Agreement without the invalid provisions. The amounts owing under this Agreement are attributable independently but concurrently to the Patent Rights and Know-How rights licensed or otherwise granted by each Party to the other Party, as well as the grant of other rights and undertakings of each of the Parties. However, if it is determined in a legal proceeding with respect to this Agreement that amounts to be paid with respect to Licensed Products not Covered by a Patent Right licensed to the Continuing Party must be subject to a reduction to be valid and enforceable, then such amounts shall be reduced by the minimum amount necessary to make such payment obligations valid and enforceable.

18.17

Further Assurances. Each of Odyssey and Terray agrees to duly execute and deliver, or cause to be duly executed and delivered, such further instruments and do and cause to be done such further acts and things, including, the filing of such additional assignments, agreements, documents, and instruments, as the other Party may at any time and from time-to-time reasonably request in connection with this Agreement or to carry out more effectively the provisions and purposes of, or to better assure and confirm unto such other Party its rights and remedies under, this Agreement.

18.18

Counterparts. This Agreement may be executed in counterparts, all of which taken together will be regarded as one and the same instrument. Each Party may execute this Agreement in Adobe™ Portable Document Format (PDF) sent by electronic mail. PDF signatures or any electronic signature complying with the U.S. Federal ESIGN Act of 2000 of authorized signatories of the Parties will be deemed to be original signatures, will be valid and binding upon the Parties, and, upon delivery, will constitute due execution of this Agreement.

[Remainder of page intentionally left blank; Signature page follows.]

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed as of the Effective Date by their respective duly authorized representatives.

TERRAY THERAPEUTICS, INC.		ODYSSEY THERAPEUTICS, INC.

By:	/s/ Jacob Berlin	By:	/s/ Gary D. Glick
Name:	Jacob Berlin	Name:	Gary D. Glick
Title:	Chief Executive Officer	Title:	President and Chief Executive Officer